EXHIBIT 4.14

Memorandum No:
SPARE BACKUP INC.,
PRIVATE PLACEMENT MEMORANDUM
OFFERED TO ACCREDITED INVESTORS ONLY

Minimum Offering:	20,000 Units at $1.50 per Unit ($30,000) (1)
Maximum Offering:	1,000,000 Units at $1.50 per Unit ($1,500,000) (2)
Minimum Investment:	20,000 Units ($30,000)

This Confidential Private Placement Memorandum and exhibits attached hereto (collectively, the “Memorandum”) describes the private offering (the “Offering”) by Spare Backup Inc., Inc., a Delaware corporation, (the “Company”) of a minimum of 20,000 and a maximum of 1,000,000 units of the Company’s securities (the “Units” or “Securities”) at a price of $1.50 per unit (the “Offering Price”) subject to a 15% overallotment provision. Each Unit shall consist of nine shares of the Company’s common stock (the “Common Stock” or the “Shares”) and nine warrants (“Investor Warrants”), each to purchase one share of the Company’s Common Stock exercisable for a period of two years at an exercise price of $0.20 (the “Warrant Shares”). The terms and conditions of the Shares and Investor Warrants are further described in the sections entitled “The Offering Summary” and “Description of Securities.” The Units are being offered to accredited investors only on a “best efforts” basis.

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, (THE “ACT”) OR APPLICABLE STATE SECURITIES LAWS, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) OR ANY STATE REGULATORY AUTHORITY PASSED UPON THE ACCURACY OR ADEQUACY OF THIS MEMORANDUM OR ENDORSED THE MERITS OF THIS OFFERING AND REPRESENTATION TO THE CONTRARY IS UNLAWFUL. THE SECURITIES ARE OFFERED PURSUANT TO EXEMPTIONS FROM REGISTRATION UNDER THE ACT AND UNDER VARIOUS STATE SECURITIES LAWS AND CERTAIN RULES AND REGULATIONS PROMULGATED THERE UNDER. THE SECURITIES WILL BE OFFERED AND SOLD SOLELY TO “ACCREDITED INVESTORS” (AS THAT TERM IS DEFINED IN RULE 501(a) OF REGULATION D UNDER THE ACT).

THE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THERE FROM. AN INVESTMENT IN THE SECURITIES IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK. SEE “RISK FACTORS” BEGINNING ON PAGE 6. INVESTORS MUST BE PREPARED TO BEAR THE ECONOMIC RISK OF THE INVESTMENT FOR AN INDEFINITE PERIOD AND BE ABLE TO WITHSTAND THE LOSS OF THEIR ENTIRE INVESTMENT.

	Offering Price (3)	Managing Dealer/ “Finder’s Fees(4)	Proceeds to Company(5)
Per Unit	$1.50	$0.15	$1.35
Minimum Purchase (20,000 Units)	$30,000	$3,000	$27,000
Total Minimum	$30,000	$3,000	$27,000
Total Maximum	$1,500,000	$150,000	$1,350,000

See Footnotes - Next Page

Managing Dealer/Company
THE DATE OF THIS MEMORANDUM IS
May 7, 2009

(1)           The Company may sell up to an additional 333,333 Units pursuant to overallotments.

(2)           The Units will be offered on a minimum purchase basis of $30,000; however the Company will have the option to accept subscriptions for smaller amounts. Additional Units may be purchased in increments of $15,000 (10,000 Units).

(3)           The Offering Price for the Units has been determined solely by negotiation between the Company and the Managing Dealer or “Finder”, and such price should not be considered to be an indication of the actual value of the Company.

(4)           The Company will pay the Managing Dealer or “Finder” a retail sales commission of 8% and a due diligence allowance of 1% and a non-accountable expense allowance of 1%. The Managing Dealer or “Finder” will also receive (i) warrants to purchase the number of shares of Common Stock equal to 10% of the number of Shares sold by the Company and issuable at each closing (the “Placement Agent Warrants”); (ii) a cash commission of 5% of the total funds received by the Company upon any exercise of the Investor Warrants; and (iii) warrants to purchase the number of shares of Common Stock of the Company equal to 5% of the total number of shares of Common Stock issued by the Company upon exercise of Investor Warrants (the “Exercise Warrants”). The Placement Agent Warrants and the Exercise Warrants shall have an exercise price of $0.20 per Share and shall expire two years after the date of issuance. The Managing Dealer or “Finder” may allocate its Placement Agent Warrants and Exercise Warrants among the members of its selling group and its brokers in its sole discretion. See “Plan of Distribution.”

(5)           Before deduction of other expenses of this Offering, including, but not limited to, legal fees, accounting fees, printing costs and other related expenses payable by the Company. See “Use of Proceeds.”

Table of Contents

INVESTOR INFORMATION	4

RESTRICTIONS ON TRANSFERABILITY	7

OVERVIEW OF THE COMPANY	8

THE OFFERING SUMMARY	17

RISK FACTORS	22

ESTIMATED USE OF PROCEEDS	35

CAPITALIZATION	36

DETERMINATION OF OFFERING PRICE	37

DESCRIPTION OF SECURITIES	38

PLAN OF DISTRIBUTION	42

INVESTOR SUITABILITY STANDARDS	43

EXHIBIT A	46

Confidential Private Offering memorandum and Subscription Agreement	54

Purchaser Questionnaire	62

EXHIBIT B	68

INVESTOR INFORMATION

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. PLEASE READ THIS ENTIRE MEMORANDUM AND THE DOCUMENTS TO WHICH WE HAVE REFERRED YOU. THEY CONTAIN INFORMATION YOU SHOULD KNOW BEFORE PURCHASING ANY SECURITIES UNDER THIS OFFERING. IN MAKING AN INVESTMENT DECISION, INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE COMPANY AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED, APPROVED OR DISAPPROVED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT PASSED UPON OR CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE SECURITIES ARE BEING OFFERED ONLY TO INDIVIDUALS AND BUSINESS ENTITIES THAT MEET CERTAIN QUALIFICATIONS. THE COMPANY RESERVES THE RIGHT TO REJECT ANY SUBSCRIPTION IN WHOLE OR IN PART IN ITS SOLE DISCRETION. SEE "PLAN OF DISTRIBUTION.”

THESE SECURITIES ARE BEING OFFERED SUBJECT TO ACCEPTANCE, PRIOR SALE, WITHDRAWAL, CANCELLATION OR MODIFICATION OF THE OFFER AT ANY TIME WITHOUT NOTICE.

THE INFORMATION CONTAINED IN THIS MEMORANDUM IS PROPRIETARY TO THE COMPANY AND IS BEING SUBMITTED TO PROSPECTIVE INVESTORS SOLELY FOR SUCH INVESTORS' USE WITH THE EXPRESS UNDERSTANDING THAT, WITHOUT PRIOR EXPRESS WRITTEN PERMISSION OF THE COMPANY, SUCH PERSONS WILL NOT RELEASE THIS DOCUMENT OR DISCUSS THE INFORMATION CONTAINED HEREIN OR MAKE REPRODUCTIONS OF OR USE THIS MEMORANDUM FOR ANY PURPOSE OTHER THAN EVALUATING A POTENTIAL INVESTMENT IN THE SECURITIES. ANY OFFEREE ACCEPTING DELIVERY OF THIS MEMORANDUM AGREES TO KEEP STRICTLY CONFIDENTIAL THE CONTENTS OF THIS MEMORANDUM AND SUCH OTHER MATERIAL AND TO RETURN THIS MEMORANDUM AND ALL RELATED DOCUMENTS TO THE COMPANY IF THE OFFEREE DOES NOT SUBSCRIBE TO PURCHASE ANY OF THE SECURITIES OFFERED, THE OFFEREE’S SUBSCRIPTION IS NOT ACCEPTED, OR THIS OFFERING IS TERMINATED OR WITHDRAWN.

OFFEREES ARE NOT TO CONSTRUE THE CONTENTS OF THE MEMORANDUM AS LEGAL, BUSINESS, INVESTMENT OR TAX ADVICE. EACH OFFEREE SHOULD CONSULT HIS OR HER OWN COUNSEL, ACCOUNTANT AND OTHER ADVISORS AS TO LEGAL, TAX, BUSINESS, OR INVESTMENT ADVICE AND RELATED MATTERS CONCERNING THE INVESTMENT DESCRIBED HEREIN AND IT’S SUITABILITY.

THIS MEMORANDUM INCLUDES CERTAIN STATEMENTS, ESTIMATES AND PROJECTIONS OF THE COMPANY WITH RESPECT TO THE ANTICIPATED FUTURE BUSINESS AND PERFORMANCE OF THE COMPANY. SUCH STATEMENTS,

ESTIMATES AND PROJECTIONS REFLECT VARIOUS ASSUMPTIONS OF MANAGEMENT, WHICH ASSUMPTIONS MAY OR MAY NOT PROVE TO BE CORRECT. CERTAIN INFORMATION PRESENTED IN THIS MEMORANDUM CONSTITUTES “FORWARD-LOOKING STATEMENTS” WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995, WHICH CAN BE IDENTIFIED BY THE USE OF FORWARD-LOOKING TERMINOLOGY SUCH AS “MAY,” “EXPECT,” “BELIEVE,” “ANTICIPATE,” “ESTIMATE,” “PLAN,” OR “CONTINUE,” OR THE NEGATIVE THEREOF OR OTHER VARIATIONS THEREON OR COMPARABLE TERMINOLOGY. SUCH FORWARD-LOOKING STATEMENTS REPRESENT THE SUBJECTIVE VIEWS OF THE MANAGEMENT OF THE COMPANY AND MANAGEMENT’S CURRENT ESTIMATES OF FUTURE PERFORMANCE ARE BASED ON ASSUMPTIONS WHICH MANAGEMENT BELIEVES ARE REASONABLE BUT WHICH MAY OR MAY NOT PROVE TO BE CORRECT. THERE CAN BE NO ASSURANCE THAT MANAGEMENT’S VIEWS ARE ACCURATE OR THAT MANAGEMENT’S ESTIMATES WILL BE REALIZED, AND NOTHING CONTAINED HEREIN IS OR SHOULD BE RELIED ON AS A PROMISE AS TO THE FUTURE PERFORMANCE OR CONDITION OF THE COMPANY. INDUSTRY EXPERTS MAY DISAGREE WITH THESE ASSUMPTIONS AND WITH MANAGEMENT’S VIEW OF THE MARKET AND THE PROSPECTS OF THE COMPANY.
PRIOR TO MAKING AN INVESTMENT DECISION RESPECTING THE SECURITIES OFFERED HEREBY, A PROSPECTIVE INVESTOR SHOULD CAREFULLY REVIEW AND CONSIDER THE CONTENTS OF THE ENTIRE MEMORANDUM AND THE DOCUMENTS TO WHICH WE HAVE REFERRED YOU. PROSPECTIVE INVESTORS ARE URGED TO MAKE ARRANGEMENTS WITH THE COMPANY TO INSPECT ANY DOCUMENT REFERRED TO IN THIS MEMORANDUM AND OTHER DATA RELATING TO THIS OFFERING. THE PRESIDENT OF THE COMPANY IS AVAILABLE TO DISCUSS WITH PROSPECTIVE INVESTORS ANY MATTER SET FORTH IN THIS MEMORANDUM OR ANY OTHER MATTER RELATING TO THE SECURITIES OFFERED HEREBY IN ORDER THAT PROSPECTIVE INVESTORS AND THEIR REPRESENTATIVES MAY HAVE AVAILABLE TO THEM ALL INFORMATION, FINANCIAL AND OTHERWISE, RELATING TO THIS INVESTMENT. THE COMPANY UNDERTAKES (1) TO MAKE AVAILABLE TO EVERY OFFEREE AND ITS REPRESENTATIVES, DURING THE COURSE OF THIS TRANSACTION AND PRIOR TO THE SALE, ANY REASONABLY AVAILABLE INFORMATION REQUESTED BY THEM REGARDING THE CORPORATION OR ITS MANAGEMENT, (2) TO GIVE EACH INVESTOR THE OPPORTUNITY TO ASK QUESTIONS OF AND RECEIVE ANSWERS FROM THE COMPANY CONCERNING ALL TERMS AND CONDITIONS OF THIS OFFERING, AND (3) TO OBTAIN ANY ADDITIONAL INFORMATION NECESSARY TO VERIFY THE ACCURACY OF INFORMATION MADE AVAILABLE HEREIN.

NO PERSON HAS BEEN AUTHORIZED IN CONNECTION WITH THIS OFFERING TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS MEMORANDUM, EXCEPT AS IS MADE AVAILABLE BY THE COMPANY PURSUANT TO THE ABOVE UNDERTAKINGS. THE COMPANY’S ADVERTISEMENTS AND WEBSITE ARE NOT PART OF THE MEMORANDUM. NO OFFERING LITERATURE OR ADVERTISING IN ANY FORM IS AUTHORIZED FOR USE IN CONNECTION WITH THIS OFFERING EXCEPT FOR THIS MEMORANDUM, THE EXHIBITS ATTACHED HERETO, AND ANY AMENDMENTS HERETO.  ONLY THOSE REPRESENTATIONS SET FORTH IN THIS MEMORANDUM MAY BE RELIED UPON IN CONNECTION WITH THIS OFFERING.

EXCEPT AS OTHERWISE INDICATED, THIS MEMORANDUM SPEAKS AS OF THE DATE HEREOF. NEITHER THE DELIVERY OF THIS MEMORANDUM NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY AFTER THE DATE HEREOF.

THIS MEMORANDUM DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE SECURITIES IN ANY STATE OR OTHER JURISDICTION OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

RESTRICTIONS ON TRANSFERABILITY

The Securities being sold in this Offering are subject to restrictions on transfer and resale. Investors are cautioned that the Securities offered hereby are “restricted,” as that term is defined by Rule 144 of the Act, and have substantial restrictions upon their sale or transferability. By purchasing any Securities, investors represent and agree to all of those restrictions. Investors may have to bear the financial risk of investing in the Securities for an indefinite period of time and must be able to bear the loss of their entire investment.

All Securities to be issued in connection with the Offering shall bear a legend substantially as follows:

“THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES, THE SALE IS MADE IN ACCORDANCE WITH RULE 144 UNDER SUCH ACT OR THE ISSUER RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES REASONABLY SATISFACTORY TO THE ISSUER, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVER REQUIREMENTS OF SUCH ACT.”

By accepting this Memorandum, investors agree that they will keep permanently confidential all of the information contained herein and will use this information only for the purpose of evaluating an investment in the Securities. In the event investors elect not to purchase Securities or their purchase is rejected, investors agree to immediately return this Memorandum and all related documents to the Company.

We reserve the right to withdraw this Offering at any time and reserve the right to reject any commitment to subscribe for the Securities, in whole or in part, to allot to investors less than the full amount of Securities subscribed for by them, or to sell less than the full amount of Securities offered in this Memorandum. This Offering is specifically made subject to the terms described in this Memorandum. This Memorandum is personal to the offeree, has been prepared solely for use in connection with this Offering and does not constitute an offer to any other person or to the public generally to subscribe for or otherwise acquire the Securities.

OVERVIEW OF THE COMPANY

The following is a selective summary of certain information contained in this Memorandum and is qualified in its entirety by the more detailed information appearing elsewhere in this Memorandum and the exhibits attached hereto. In this Memorandum, the terms “Company,” “we,” “us,” and “our” refer to Spare Backup Inc., Inc. The Company files periodic and current reports, proxy statements and other information with the Securities and Exchange Commission. These filings are incorporated into this Memorandum by this reference and should be carefully reviewed in conjunction with this Memorandum.

Overview

We were incorporated in Delaware on December 27, 1999 under the name First Philadelphia Capital Corp. to serve as a vehicle to effect a merger, exchange of common stock, asset acquisition or other business combination with domestic or foreign private business. On October 30, 2000, we completed a business combination with Conservation Anglers Manufacturing, Inc., a real estate holding and development company that was originally organized in Florida on February 7, 2000. The combination was a stock-for-stock merger that was accounted for as a "pooling-of-interests." In connection with the merger, we issued 235,000 shares of our Common Stock in exchange for all the outstanding stock of Conservation Anglers Manufacturing, Inc. In January 2001 we changed our name to Newport International Group Inc.  In June of 2006 we changed our name to Spare Backup Inc., to better reflect and describe our then current strategic direction.

Operational Focus

We are a developer and marketer of a line of software products specifically designed for the small business, home business users and consumers. Our products are designed and developed so that technical competence is not necessary to use or manage the software. Our Spare line of software products includes our Spare Backup software and our Spare Switch file transfer software.

Our flagship product is Spare Backup, a fully automated backup solution designed and developed especially for the small office or home environment. Once installed, our product automatically and efficiently backs up all selected data on the laptop or desktop computer. As a result, we believe consumers and small companies can ensure that all files protected by our service will be available in the event they experience data loss. All files that have been backed up are immediately available for retrieval. We launched Spare Backup product version 1.0 in March 2005 and are currently offering version 5.0 of the product to all new customers.  Our Spare Switch software enables users to complete the transfer of selected files from one PC to another via a high speed Internet connection. Our software has unique characteristics which enable us to leverage a scalable infrastructure and embedded support elements which we believe provides us with a competitive advantage over other service providers whose products require large investments in Hardware, as well as professional installation, training and support.

Spare Backup offers:

·	An automatic installation process that requires absolutely no user interaction
·	Simple file selection - Spare Backup scans the user's computer and has a number of pre selected file types and locations (Presets) which it backs up automatically, such as:

·	All contacts, email messages and attachments, address book, contacts, folders and contents, signature files from Microsoft Outlook
·	Microsoft Word, Microsoft Excel, Microsoft PowerPoint files, templates and settings from Microsoft Office
·	My Documents, My Music, My Pictures, Quicken, QuickBooks, Microsoft Money, Turbo Tax and Tax Cut
·	All desktop files and folders

·	The ability to manually include any files that are not within a present group
·	Simple, fast data recovery of individual files or the complete computer
·	Open file backup, giving the user the ability to back up while the file is still in use
·	Embedded reports which are automatically updated and available to users within the in Spare Backup client software
·	File revisions – Spare Backup provides the ability to select and restore from the last five revisions of a file included within the backup
·	Provides files security via file encryption using 256 Rijndael AES 256 block cipher with unique user encryption key “Spare Key”
·	Online file retrieval from an Internet connection anywhere in the world – Recovery is only possible when using your “Spare Key”
·
A secure decryption process. Our “Spare Key” management protects the process. The user is protected and able to recover all files that have been backed up in the event of a total system failure or loss of the computer

·	Secure Online transactions. Our web site displays the VeriSign/Starfield Technology high assurance certificates, which provide authenticity for all web-based transactions.

An overview of customer benefits includes:

Ease-of-use - Spare Backup provides fast, easy and fully automated data protection. Users benefit from automated data file selection, which distinguishes user data files from operating system and application files. As a result, users do not have to remember where all of their data files are stored. Spare Backup allows users to quickly and easily retrieve either a single file or multiple past versions of a file, not just the most recently backed-up version.

Impenetrable Security and Protection of Corporate Data - Spare Backup ensures that all data is encrypted with advanced 256-bit encryption on the user's machine using a user provided "key" or password. The encryption we use for ensuring privacy is the 256 Rijndael AES, a block cypher adopted as an encryption standard by the U.S. Government. The data is protected in transit and communication via Secure Sockets Layer (SSL), a cryptographic protocol that provides secure communications over the public Internet.

SSL Support - SSL based protocol enhancements to address security parameters during: registration, upgrade, backup and retrieve. The data is encrypted a second time using SSL, or secure sockets layer, while it is being transmitted and a third time before it is stored on the RAID, or redundant array of independent disc, servers using a strong private key.

Spare Backup software comes with the both a monthly and annual service option and enables users to also back up to local storage devices with or without using the online service.

Our service offers vary depending on partnerships, in some cases, we offer new users a free 14-day trial, and other’s could be an allocation of space of 1 gigabyte. Spare Backup services cost $6.99 per month for up to 50 gigabytes of data storage bought directly from the Company, along with annual plans that are available.

Spare Switch® enables users to complete the transfer of personal files from an old personal computer (PC) to a new one via a high speed Internet connection. Spare Switch locates packs and transfers files securely without the need for transfer cables or other accessories. Spare Switch, designed for both individual and business use, ensures that not only the files transfer easily, but that they will look, feel and work on the new computer in the same manner with all the personal settings and layouts built into them. We launched Spare Switch in August 2005.

Spare Switch is used by either downloading the software from the Internet or by inserting an installation CD into the old computer. Spare Switch then scans the hard drive and inventories of personal directories, giving the user a detailed report of the documents and other files. From that inventory, the user can then select the exact files that he or she wishes to transfer to the new PC. Spare Switch avoids the need for PC-to-PC transfer cable by compacting, encrypting and the transferring the files via the Internet. Spare Switch's data center can then hold the data for as long as a week, giving the user the flexibility to choose when to download the files to the new PC. The files are downloaded from our secure Spare Switch data center using the Spare Switch CD. Spare Switch uses a 256-bit encryption cipher with non-algorithmic key to ensure that the information is impervious to hackers at every step of the process.

We develop new products, and integrated new feature functionality into our Spare Backup® software. The new offerings in our Spare line of software products include: Spare Room, Spare Mobile and Spare Sync. Below provide certain information regarding our new line of products and features:

Spare Room® is designed to complement the Spare Backup® software. We are currently in the development and anticipate launching this product in the second quarter of fiscal year 2009. This is a first step to digital content management and cloud computing for Spare Backup users. This feature will be distributed and available to our active Spare backup users by downloading and installing the software which will be obtainable from our website.

The Spare Backup software easily and automatically backs up a user’s files from the user’s desktop to the Spare Backup’s cloud. Once files are stored securely in the cloud, the Spare Room application allows a user to take advantage of a wide range of sharing and social networking tools. The solution allows the user to get the most out of available tools and services on the Internet while providing the security of online backup.  Spare Backup is the start, cloud computing and services are the goal.

The first version of the Spare Room application will include the Photo Page where users can manage and share photos as well as photo processing and retouching. Future versions of Spare Room will include additional features beyond photo sharing to include Video, Contact Management, Synchronization, Mobile, and Calendar management. These features will be displayed on the Spare Room Dashboard allowing a user to easily navigate Spare Room and manage their digital data stored in the Spare cloud from a variety of devices.

Spare Room® User Interface

spare backup™
Western vacation
Recent Pictures
David's album
colorado trip
great weather
western vacation
Wisconsin
Monster trucks
Lake trip
Reason 14
Reason 12
Reason 15
Reason 1
Reason 2
Device
testcc_z3@spbu.com
My pictures:
Browse

Spare Mobile® was launched in the beginning of second quarter of fiscal 2009 in a limited beta form with a full version expected to launch in the second quarter of fiscal year 2009. For the initial phase of Spare Mobile, a user must first have an active Spare Backup account and have access to Spare Room®. The installation will be readily available to anyone from the Spare room and or the Spare Mobile® website. We are currently in the development stage for the last six months on this version along with Spare Room.

Spare Mobile will provide a user with the ability to backup data and settings from their phone to the Spare cloud without the need to connect the mobile device to a PC via a cable.

·	Backup will be performed via the users mobile network.
o	Mobile network usage charges may apply.
·	Backup will capture data stored both on the Mobile devices onboard memory as well as any add on memory devices such as a memory card.
·	Backup will capture all pertinent user data and configuration if feasible
·	A user will have the ability to configure the frequency that backups occur
·	The Spare Mobile software will detect files that should be backed up automatically
·	Users will have the ability to customize which files will be backed up.
·	A user will have the ability to recover a backed up file(s) to their mobile device

If a user also has a Spare Backup account, the user will have the ability to retrieve mobile files to their desktop PC.

Spare Mobile® User Interface

(Reserved for OS)
Spare Mobile Setup
spare
Enter PIN #
Enter Password
Send
Back
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Spare Mobile Setup
Connecting...
Back
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Spare Mobile Setup
Success!
Next
(Reserved for OS)
Spare Mobile Setup
PIN/Password Not Accepted.
Back
(Reserved for OS)
Spare Mobile Setup
Failed! No Connection.
Back
(Reserved for OS)
Sync
Settings
My Stuff
Recover
Select
Menu
(Reserved for OS)
Add Sync Folder
Browse Sync Folder
Select
Back
(Reserved for OS)
Add Sync Folder
Available Sync Folders
Folder 1
Folder 2
Select
Back
(Reserved for OS)
Add Sync Folder
Select Folder Location On Phone
Location 1
Location 2
Select
Back
(Reserved for OS)
Browse Sync Folder
Docs
Music
Pictures
Videos
Christmas
Mary
Family
More
Select
Back
(Reserved for OS)
Browse Sync Folder
Sync Between Computer: MyHomePC
Directory: SomeDirectory
Phone Directory: Location1
Next
Back
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Settings
Folders To Backup
Backups: Enabled
Photos
Ringtones
Templates
Select
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(Reserved for OS)
Status
Contacts Backed Up:
200
Photos Backed Up:
100
Last Backup: 02/26/09 - 12:00PM
View
Menu
(Reserved for OS)
My Stuff
Active Backup Devices
MyPhone
MyHomePC
Select
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My Stuff
MyHomePC
Documents
Photos
Music
Videos
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My Stuff
Photos
View
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Contacts
Photos
Select
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(Reserved for OS)
Recover
Available Contacts To Recover
Jennifer
Brian
Chris
Ashley
Select
Menu

·	Spare Mobile will support the following Mobile device operating systems:
o	Windows Mobile
o	Java
o	RIM
o	Apples iPhone
o	Carry specific OS platforms
***NOTE: Due to differences in OS functionality the Spare Mobile application may differ slightly in appearance between each supported OS. The functionality however shall remain static

Spare Mobile will work in conjunction with a users Spare Backup and Spare Room account. Spare Room will provide an interface for a user to manage their mobile device and the files contained on their mobile device.

Spare Sync®. was developed in order to take advantage of the synchronization functionality, the user must first possess an active Spare Backup account with Spare Room. Synchronization will be an add-on product to a users standard Family Pack account. We are currently in the development stage for the last six months on this feature along with Spare Room and the Spare family of products.  Spare Sync is defined as the mirroring or synchronization of content across multiple machines. Spare Backup defines synchronization rules based on file types. A user who chooses to synchronize pictures will synchronize all pictures that exist on two machines. Photos on both machines will be replicated between the two machines so that when the synchronization process is complete the same files will exist on both machines.

        The user will configure their Synchronization preferences from within Spare Room. Each machine that is to be synchronized must have the Spare Backup client software installed and have an active connection to the Internet.

The user will not need to make any configuration changes to their existing Spare Backup client. However the client software will provide the user a link to Spare Room from the client software. If the user chooses this link from within the Spare Backup client software the user will be re-directed to the Spare Room website and automatically logged in.

Our Partners

Our partner list includes:

·	DSGi
o	PC World
o	Currys
o	Dixions
o	The Tech Guys
·	The Car Phone Warehouse / Best Buy Europe
·	Hewlett Packard
·	Sony (Viao North America)

DSGi – European Distribution Partner

Current Programs

·	In store The Tech Guys Branded 1 year Subscription of Online Backup

·	Inclusion within PCW product warranty - PC Performance Package UK

·	Online distribution through The Tech Guys (TTG’s) websites

The following graph represents the current sales volumes from the 1 Yr in store program within the 100+ PC World stores within the UK. Further distribution of the product began April 1st within 500+ Currys locations within the UK.

* Product is sold for 29.99 (GBP)

Car Phone Warehouse

Current Programs

·	Co – Branded solution

·	Included as an icon on the desktop within all laptops sold by Car Phone Warehouse.

Customized CPW – UK Solution

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- A Intel Celeron, Pentium 3, AMD 2100 or better processor clocked at 750 MHz or faster
- 256 MB of RAM, 512 MB or better Recommended
- Microsoft Windows Vista Home Basic, Home Premium, Business, Ultimate, Ultimate 64-bit; Microsoft Windows XP Home SP2, XP Professional SP2, or XP Media Center Edition SP2

online storage

Carphone Warehouse

Storage	Monthly Fees	Annual Fees
10 GB	£2.99	£4.99 (save 86%)
20 GB	£4.99	£14.99 (save 75%)
40 GB	£5.99	£24.99 (save 65%)
50 GB	£6.99	£29.99 (save 64%)
80 GB	£8.99	£47.99 (save 55%)
120 GB	£10.99	£70.99 (save 46%)

The information contained in this document is considered confidential.

28

Sony

·	Private Label branding on Viao Computers– My Memory Center

·	Corporate Sony with Enterprise solution

·	Data migration and Backup offered as a part of the Out Of Box Experience (OOBE)

Sample customized solution

Sony's "My Memory Center"

My Memory Center™
Powered by Spare Backup
Select Files for Online Backup
Online Backup Schedule
HOME
RECOVER
SETTINGS
REPORTS
SUPPORT
PAUSED
Cancel
Northwind.mdb
Northwind 2007.accdb
new file extensions.zip
Lock me.accdb - C:...
Click to Resume
HELPFUL BACKUP TIPS
How to change your default settings
How to backup your data
How to schedule automatic backups
How to start Instant Backup
How to verify backed up data
Lock me.accdb - C:\Users\Lab 02\Desktop\Backup Files
ACCOUNT SUMMARY
QUICK LINKS
Edit backup schedule
Manage files with Web Access
Edit file type settings
Edit account information
Live Chat
STATUS
Paused
Current Backup Started
Today
1:42 PM

The information contained in this document is considered confidential.

27

OFFERING SUMMARY

Title of Security:	Spare Backup Inc., Inc. Common Stock and warrants to purchase Common Stock
Type of Security:
Units of the Company’s securities (the “Units”), each Unit consisting of (9)nine shares of the Company’s Common Stock (the “Shares”) and (9)nine, two-year warrants, each to purchase one share of the Company’s Common Stock exercisable at $0.20 per share (the “Investor Warrants”).

Issue Price:	$1.50 per Unit.
Minimum Subscription:	20,000 Units for $30,000
Investors:	Accredited Investors only as that term is defined in Rule 501(a) under the Securities Act of 1933, as amended (collectively the “Investors” or individually an “Investor”).
Use of Proceeds:	Payment of Debt, Taxes, General corporate purposes, infrastructure, marketing, staff, business development, and general working capital.
Aggregate Amount:
A minimum of $30,000 (the “Minimum Offering”) and a maximum of $1,500,000 (the “Maximum Offering”). In the event this Offering is fully subscribed, the Managing Dealer or Company has the right to increase the Maximum Offering to $500,000.

Shares Outstanding:	Prior to this Offering, there are 108,033,262 shares of Common Stock outstanding as of March 24, 2009 and 50,000 shares of newly created Series A Preferred stock.
Investor Warrants:
Included in each Unit are nine (9) two-year warrants, each to purchase one share of Common Stock (“Warrant Shares”) exercisable at $0.20 per share and callable by the Company the first date after the 10 trading day average price of the Common Stock exceeds $0.50 per share (the “Investor Warrants”).

Rule 144 Rights:
Within 6 months and 5 days of the Final Closing, the Company shall provide an opinion letter (the “Opinion Letter”) covering the public sale of Covered Securities (defined below), and the Company will cause such shares to be Covered under the blanket opinion letter provided by the company authorizing the transfer agent to remove restrictive legends for all securities holders within 5 days of the 6 month anniversary of the final closing of the offering pursuant to the Securities Act of 1933 (the “Act”) and continue to keep the blanket opinion effective for a period of one year. For every business day that the Company is late in providing the blanket opinion letter beyond the 5 days and continuing for up to 100 business days, the Company will issue to the Investors on a pro rata basis additional shares of Common Stock in whole share increments equal to 1% of the Shares purchased in this Offering. “Covered Securities” will include the Shares, the Warrant Shares, the Placement Agent Warrant Shares (as defined below) and the Exercise Warrant Shares (as defined below). The Company shall bear the expenses (exclusive of underwriting discounts and commissions), including the reasonable fees and expenses of one counsel for the holders of Covered Securities not to exceed $30,000.

Managing Dealer or “Finders” Compensation:
Commissions:
The Company shall provide The Managing Dealer or “Finder” a retail sales commission of 8% of the total funds received by the Company at each closing and a due diligence fee of 1% and a non-accountable expense allowance of 1% of the total funds received by the Company at each closing. The Company shall also provide the Managing Dealer or “Finder” a cash commission of 5% of the total funds received by the Company upon exercise of the Investor Warrants. The Managing Dealer or “Finder” may allocate its cash commission among the members of the selling group and its brokers in its sole discretion.

Warrants:
The Company shall provide The Managing Dealer or “Finder” with 10% warrant coverage (the “Placement Agent Warrants”) based on the total number of Shares sold by the Company at each closing. The Company shall also provide The Managing Dealer or “Finder” with 5% warrant coverage (the “Exercise Warrants”) based on the total number of Shares issued by the Company. Upon exercise of the Investor Warrants. The Managing Dealer or “Finder” may allocate its Placement Agent Warrants and Exercise Warrants among the members of the selling group and its brokers in its discretion. The Placement Agent Warrants and Exercise Warrants shall have an exercise price of $0.20 per share and shall expire no less than two years after the date of issuance. The Placement Agent Warrants and Exercise Warrants may be assigned at the Managing Dealer or ““Finder””’s discretion.

RISK FACTORS

A purchase of the Units involves various risks, including, but not limited to, the risks set forth below. Prospective Investors should consider these risk factors in addition to the other information contained in this Memorandum and the exhibits attached hereto or incorporated by reference in this Memorandum and consult with their personal tax and investment advisors before making a decision to purchase the Units.

Risks Related to the Company

An investment in our common stock involves a significant degree of risk. You should not invest in our common stock unless you can afford to lose your entire investment. You should consider carefully the following risk factors and other information in this annual report before deciding to invest in our common stock. If any of the following risks and uncertainties develops into actual events, our business, financial condition or results of operations could be materially adversely affected and you could lose your entire investment in our company.

WE HAVE A HISTORY OF LOSSES AND AN ACCUMULATED DEFICIT. WE ANTICIPATE CONTINUING LOSSES MAY RESULT IN SIGNIFICANT LIQUIDITY AND CASH FLOW PROBLEMS. THE REPORT ON OUR FINANCIAL STATEMENTS FOR FISCAL 2008 CONTAINS AN EXPLANATORY PARAGRAPH REGARDING OUR ABILITY TO CONTINUE AS A GOING CONCERN.

 Our net losses for the fiscal years ended December 31, 2008 and 2007 were $15,132,558 and $26,084,897, respectively. We have never generated sufficient revenues to fund our ongoing operations. Our operating losses for fiscal 2008 and fiscal 2007 were $10,625,232 and $18,765,117, respectively, and these losses are primarily attributable to our sales, general and administrative expense. The report of our independent registered public accounting firm on our financial statements for the year ended December 31, 2008 contains an explanatory paragraph regarding our ability to continue as a going concern based upon our net losses, cash used in operations and working capital deficit.  Our ability to continue as a going concern is dependent upon our ability to raise additional capital as described below.  The financial statements included in this annual report do not include any adjustments to reflect future adverse effects on the recoverability and classification of assets or amounts and classification of liabilities that may result if we are not able to continue as a going concern.

OUR REVENUES ARE NOT SUFFICIENT TO FUND OUR OPERATING EXPENSES AND WE WILL NEED TO RAISE ADDITIONAL CAPITAL.

While our operating expenses have decreased approximately 40% for fiscal 2008 over fiscal 2007, we will need to significantly increase our revenues to fund these costs.  At December 31, 2008 we had approximately $19,000 of cash on hand and a working capital deficit of approximately $6.86 million. We have raised subsequent to December 31, 2008, approximately $50,000 from the sale of our common stock, and borrowed an aggregate of $803,000 under an 18-month note. The proceeds are being used for working capital purposes. However, our current working capital is not sufficient to pay our operating expenses, our obligations as they become due or certain tax liabilities nor is our working capital sufficient to fund any expansion of our company.

While we are constantly evaluating our cash needs and existing burn rate in order to make appropriate adjustments in operating expenses, we need to raise additional debt or equity capital to provide funding for ongoing and future operations and to satisfy our obligations as they become due.  While we have historically been able to raise capital, the current capital markets are very challenging and there are no assurances that we will be successful in obtaining additional capital, or that such capital will be available on terms acceptable to us. Our continued existence is dependent upon, among other things, our ability to raise capital and to market and sell our products successfully. If we are unable to raise capital as needed, it is possible that we would be required to cease operations in which event you would lose your entire investment in our company.

WE CANNOT PREDICT OUR FUTURE REVENUES OR WHETHER OUR PRODUCTS WILL BE ACCEPTED. IF THE MARKETS FOR OUR PRODUCTS AND SERVICES DO NOT DEVELOP, OUR FUTURE RESULTS OF OPERATIONS WILL BE ADVERSELY AFFECTED.

Net revenues from the sales of our Spare Backup line of products have been limited and insufficient to fund our ongoing operations. We reported net revenues of $1,381,443 and $260,350, respectively, for the fiscal years ended December 31, 2008 and 2007. While our net revenues significantly increased for fiscal 2008 over fiscal 2007, our net revenues will need to significantly increase if we are to provide cash to fund our operating expenses. We cannot guarantee either that the demand for our Spare Backup line of software products will develop, that such demand will be sustainable or that we will ever effectively compete in our market segment. In addition, we cannot predict what impact, if any; the reduction in discretionary spending will have on future sales of our products.  If we are unable to generate any significant net revenues from our products and services our business, operating results, and financial condition in future periods will be materially and adversely affected and we may not be able to continue our business as presently operated, if at all.

WE HAVE APPROXIMATELY $170,000 OF DEBT WHICH IS PRESENTLY PAST DUE AND AN ADDITIONAL $3,121,000 WHICH BECOME DUE DURING 2009 AND WE DO NOT HAVE THE FUNDS NECESSARY TO PAY THESE OBLIGATIONS.

In addition to funding our operating expenses, we need capital to pay various debt obligations totaling approximately $3,291,000 which are either current past due or which are due in the current fiscal year. Currently, there are $170,000 principal amount of the 10% notes which have already become due in September 2008, $436,000 principal amount of the 10% notes which due dates have been extended between August 2009 and September 2009, the remaining $185,000 of the 10% notes and $2,500,000 of the 8% notes of short term debts becomes due between February 2009 to August 2009. The Company has not redeemed the required monthly redemption beginning in September 2008 in connection with the 10% Convertible Senior Unsecured promissory notes amounting to $195,000. Additionally, there are $560,000 principal amount of the 8% long-term notes which becomes due between February 2010 and July 2010. Under the terms of various of the short-term notes in the aggregate principal amount of $2,500,000, we have the right to force a conversion of those obligations into equity providing that we have registered the shares of common stock issuable upon such conversions prior to the maturity dates of the notes. We have not filed the requisite registration statement and unless we are successful in extending the maturity dates of these obligations it is not likely we will be able to avail our company of this opportunity before the notes become due. The existence of these obligations provide additional challenges to us in our efforts to raise capital to fund our operations.  If we are unable to restructure these notes and we are unable to raise the capital necessary to satisfy the obligations, it is possible we will be forced to cease operations.

WE WILL NEED ADDITIONAL FINANCING WHICH WE MAY NOT BE ABLE TO OBTAIN ON ACCEPTABLE TERMS. IF WE ARE UNABLE TO RAISE ADDITIONAL CAPITAL AS NEEDED, OUR CONTINUED OPERATIONS WILL BE ADVERSELY AFFECTED AND THE FUTURE GROWTH OF OUR BUSINESS AND OPERATIONS WILL BE SEVERELY LIMITED.

 Historically, our operations have been financed primarily through the issuance of equity and debt. Because we have a history of losses and have never generated sufficient revenue to fund our ongoing operations, we are dependent on our continued ability to raise working capital through the issuance of equity or debt to fund our present operations. Because our operating expenses have continued to grow and we do not know if our net revenues will grow at a pace sufficient to fund our current operations, the continuation of our operations and any future growth will depend upon our ability to raise additional capital, possibly through the issuance of long-term or short-term indebtedness or the issuance of our equity securities in private or public transactions. While the actual amount of our future capital requirements, however, depend on a number of factors, including our ability to grow our net revenues and manage our business, it is likely we will need to raise a significant amount of capital during fiscal 2009 if we are to continue our current operations and satisfy our obligations as they become due. In addition to the challenges facing the capital markets today which make raising equity capital much more difficult for a company such as our than in prior years, the existence of a number of short term notes which are either currently past due or which will become due in 2009, together with the pending litigation facing our company and the piggy-back registration rights we have granted a number of investors serve to also make it harder to raise the capital we need. There can be no assurance that acceptable financing can be obtained on suitable terms, if at all. If we are unable to raise additional working capital as needed, our ability to continue our current business will be adversely affected and may be forced to curtail some or all of our operations.

WE ARE DEPENDENT ON OUR RELATIONSHIP WITH DSG INTERNATIONAL FOR A MAJORITY OF OUR REVENUES.

During 2008 approximately 77% of our net revenues were derived by sales through our relationship with DSG International.  While we are materially dependent upon the continued effort of that company to sell our products, we have no control direct control over the efforts of its sales force on our behalf.  A reduction in the revenues generated through our relationship with DSG International until such time as we broaden our distribution base to remove this dependence, assuming we are successful in those efforts, will materially adversely affect our results of operations in future periods.

WE ARE PAST DUE IN THE PAYMENT OF PAYROLL TAXES.

At December 31, 2008 we had $665,000 of accrued but unpaid payroll taxes due the federal government and since that date through March 15, 2009 the amount has increased to $903,000.  We do not have the funds necessary to satisfy this obligation.  If we are unable to raise the funds necessary, it is possible that we will be subject to significant additional fines and penalties, Mr. Perle, our President, could be personally subject to a 100% penalty on the amount of unpaid taxes and the government could file liens against our company and our bank accounts until such time as the amounts have been paid.

OUR PRICING MODEL FOR OUR PRODUCTS AND SERVICES IS UNPROVEN AND MAY BE LESS THAN ANTICIPATED, WHICH MAY HARM OUR GROSS MARGINS.

The pricing model of our products and services may be lower than expected as a result of competitive pricing pressures, promotional programs and customers who negotiate price reductions in exchange for longer term purchase commitments or otherwise. Our pricing model depends on the duration of the agreement, the specific requirements of the order, purchase volumes, the sales and service support and other contractual agreements. We expect to experience pricing pressure and anticipate that the average selling prices and gross margins for our products may decrease over product life cycles. We may not be successful in developing and introducing on a timely basis new products with enhanced features and services that can be sold at higher gross margins.

WE ARE A DEFENDANT IN A NUMBER OF LAWSUITS.

We are currently a defendant in five separate lawsuits in which the plaintiffs are seeking approximately $900,000 together with attorney’s fees, costs and prejudgment interest.  We are also incurring additional legal fees in our efforts to defend these actions.  While we believe our defenses are meritorious in each of these cases, should we not prevail in one or more of the actions we could be forced to pay significant amounts which, given our current cash position and need for working capital, could materially adversely affect our ability to continue as a going concern.

THE EXERCISE OF OUTSTANDING WARRANTS AND THE CONVERSION OF OUTSTANDING NOTES WILL BE DILUTIVE TO OUR EXISTING STOCKHOLDERS.

As of March 25, 2009 the following securities which are convertible or exercisable into shares of our common stock were outstanding:

·	common stock purchase warrants to purchase a total of 46,466,879 shares of our common stock at prices ranging between $0.20 to $1.30 per share;

·
21,468,750 shares of our common stock issuable upon the possible conversion of the outstanding $4,344,000 principal amount 8% and 10% convertible promissory notes due between September 2008 and July 2010, and

·	21,456,930 shares of our common stock issuable upon exercise of outstanding options with exercise prices ranging from $0.001 to $1.75.

         The exercise of these warrants and the conversion of the notes may materially adversely affect the market price of our common stock and will have a dilutive effect on our existing stockholders.

OUR QUARTERLY FINANCIAL RESULTS WILL CONTINUE TO FLUCTUATE MAKING IT DIFFICULT TO FORECAST OUR OPERATING RESULTS.

Our quarterly operating results have fluctuated in the past and we expect our net revenues and operating results may vary significantly from quarter to quarter due to a number of factors, many of which are beyond our control, including:

·	the announcement or introduction of new services and products by us and our competitors;

·	our ability to upgrade and develop our products in a timely and effective manner;

·	our ability to retain existing customers and attract new customers at a steady rate, and maintain customer satisfaction;

·	the amount and timing of operating costs and capital expenditures relating to expansion of our business and operations;

·	government regulation; and

·
general economic conditions and economic conditions specific to development and marketing of software products, the market acceptance of new products offered by us, our competitors and potential competitors.

Our limited operating history and unproven business model further contribute to the difficulty of making meaningful quarterly comparisons. Our current and future levels of expenditures are based primarily on our growth plans and estimates of expected future net revenues. Such expenditures are primarily fixed in the short term and our sales cycle can be lengthy. Accordingly, we may not be able to adjust spending or generate new revenue sources timely to compensate for any shortfall in net revenues. If our operating results fall below the expectations of investors, our stock price will likely decline significantly.

BECAUSE WE EXPECT TO CONTINUE TO INCUR NET LOSSES, WE MAY NOT BE ABLE TO IMPLEMENT OUR BUSINESS STRATEGY AND THE PRICE OF OUR STOCK MAY DECLINE.

We have incurred net losses quarterly from inception through December 31, 2008, and at December 31, 2008 we had an accumulated deficit of approximately $89 million. We expect to continue to incur net losses for the foreseeable future absent a significant increase in our revenues, of which there are no assurances. Accordingly, our ability to operate our business and implement our business strategy may be hampered by negative cash flows in the future, and the value of our stock may decline as a result. Our capital requirements may vary materially from those currently planned if, for example, we incur unforeseen capital expenditures, unforeseen operating expenses or investments to maintain our competitive position. If this is the case, we may have to delay or abandon some or all of our development plans or otherwise forego market opportunities. We will need to generate significant additional net revenues to be profitable in the future and we may not generate sufficient net revenues to be profitable on either a quarterly or annual basis in the future.

To address the risks and uncertainties facing our business strategy, we must, among other things:

·	Achieve broad customer adoption and acceptance of our products and services;

·	Successfully raise additional capital in the future;

·	Successfully integrate, leverage and expand our product distribution;

·	Successfully scale our current operations;

·	Implement and execute our business and marketing strategies;

·	Address intellectual property rights issues that affect our business;

·	Develop and maintain strategic relationships to enhance the and marketing of our existing and new products and services; and

·	Respond to competitive developments in the software industry.

We might not be successful in achieving any or all of these business objectives in a cost-effective manner, if at all, and the failure to achieve these could have a serious adverse impact on our business, results of operations and financial position.  Each of these objectives may require significant additional expenditures on our part. Even if we ultimately do achieve profitability, we may not be able to sustain or increase profitability, we may not be able to sustain or increase profitability on a quarterly or annual basis.

WE HAVE NOT VOLUNTARILY IMPLEMENTED VARIOUS CORPORATE GOVERNANCE MEASURES, IN THE ABSENCE OF WHICH, STOCKHOLDERS MAY HAVE MORE LIMITED PROTECTIONS AGAINST INTERESTED DIRECTOR TRANSACTIONS, CONFLICTS OF INTEREST AND SIMILAR MATTERS.

Recent Federal legislation, including the Sarbanes-Oxley Act of 2002,has resulted in the adoption of various corporate governance measures designed to promote the integrity of the corporate management and the securities markets. Some of these measures have been adopted in response to legal requirements. Others have been adopted by companies in response to the requirements of national securities exchanges, such as the NYSE or The Nasdaq Stock Market, on which their securities are listed. Among the corporate governance measures that are required under the rules of national securities exchanges are those that address board of directors' independence, audit committee oversight, and the adoption of a code of ethics. Although we have adopted a Code of Ethics, we have not yet adopted any of these other corporate governance measures and, since our securities are not yet listed on a national securities exchange, we are not required to do so. We have not adopted corporate governance measures such as an audit or other independent committees of our board of directors as we presently have only two independent directors. If we expand our board membership in future periods to include additional independent directors, we may seek to establish an audit and other committees of our board of directors. It is possible that if we were to adopt some or all of these corporate governance measures, stockholders would benefit from somewhat greater assurances that internal corporate decisions were being made by disinterested directors and that policies had been implemented to define responsible conduct. For example, in the absence of audit, nominating and compensation committees comprised of at least a majority of independent directors, decisions concerning matters such as compensation packages to our senior officers and recommendations for director nominees may be made by a majority of directors who have an interest in the outcome of the matters being decided. Prospective investors should bear in mind our current lack of corporate governance measures in formulating their investment decisions.

WE CANNOT BE CERTAIN THAT WE WILL BE ABLE TO PROTECT OUR  INTELLECTUAL PROPERTY, AND WE MAY BE FOUND TO INFRINGE ON PROPRIETARY RIGHTS OF OTHERS, WHICH COULD HARM OUR BUSINESS

Our intellectual property is critical to our business, and we seek to protect our intellectual property through copyrights, trademarks, patents, trade secrets, confidentiality provisions in our customer, supplier, potential investors, and strategic relationship agreements, nondisclosure agreements with third parties, and invention assignment agreements with our employees and contractors. We cannot assure you that measures we take to protect our intellectual property will be successful or that third parties will not develop alternative solutions that do not infringe upon our intellectual property.

In addition, we could be subject to intellectual property infringement claims by others. Claims against us, and any resultant litigation, should it occur in regard to any of our services and applications, could subject us to significant liability for damages including treble damages for willful infringement. In addition, even if we prevail, litigation could be time-consuming and expensive to defend and could result in the diversion of our time and attention. Any claims from third parties may also result in limitations on our ability to use the intellectual property subject to these claims. Further, we plan to offer our services and applications to customers worldwide including customers in foreign countries that may offer less protection for our intellectual property than the United States. Our failure to protect against misappropriation of our intellectual property, or claims that we are infringing the intellectual property of third parties could have a negative effect on our business, revenues, financial condition and results of operations.

COMPETITION MAY DECREASE OUR MARKET SHARE, NET REVENUES, AND GROSS MARGINS.

We face intense and increasing competition in the web-base backup solutions market. If we do not compete effectively or if we experience reduced market share from increased competition, our business will be harmed. In addition, the more successful we are in the emerging market for web-based storage solutions, the more competitors are likely to emerge. We believe that the principal competitive factors in our market include:

·	Service functionality, quality and performance;

·	Ease of use, reliability and security of services;

·	Establish a significant base of customers and distribution partners;

·	Ability to introduce new services to the market in a timely manner;

·	Customer service and support; and

·	Pricing.

Our primary competitors are various Internet-based backup providers broadcasters, such as Connected.com, Novastar, Livevault, firstbackup.com, Carbonate, EMC/Mozy and Norton 360 a product of Symantac. These companies provide services similar to ours and each have to various degrees a market presence. We also compete with providers of traditional backup technologies, such as EMC and VERITAS along with CommVault Systems.

 Substantially all of our competitors may have more capital, longer operating histories, greater brand recognition, larger customer bases and significantly greater financial, technical and marketing resources than we do. These competitors may also engage in more extensive development of their technologies, adopt more aggressive pricing policies and establish more comprehensive marketing and advertising campaigns than we can. Our competitors may develop products and service offerings that we do not offer or that are more sophisticated or more cost effective than our own. For these and other reasons, our competitors' products and services may achieve greater acceptance in the marketplace than our own, limiting our ability to gain market share and customer loyalty and to generate sufficient net revenues to achieve a profitable level of operations. Our failure to adequately address any of the above factors could harm our business and operating results.

PROVISIONS OF OUR CERTIFICATE OF INCORPORATION AND BYLAWS MAY DELAY OR PREVENT A TAKEOVER WHICH MAY NOT BE IN THE BEST INTERESTS OF OUR STOCKHOLDERS. WE RECENTLY ISSUED OUR CEO A SERIES OF SUPER VOTING PREFERRED STOCK, WHICH INCREASED HIS ABILITY TO CONTROL THE OUTCOME OF STOCKHOLDER VOTES.

Provisions of our certificate of incorporation and bylaws may be deemed to have anti-takeover effects, which include when and by whom special meetings of our stockholders may be called, and may delay, defer or prevent a takeover attempt. In addition, certain provisions of Delaware law also may be deemed to have certain anti-takeover effects which include that control of shares acquired in excess of certain specified thresholds will not possess any voting rights unless these voting rights are approved by a majority of a corporation's disinterested stockholders.

 In addition, our certificate of incorporation authorizes the issuance of up to 5,000,000 shares of preferred stock with such rights and preferences as may be determined by our board of directors. Our board of directors may, without stockholder approval, issue preferred stock with dividends, liquidation, conversion or voting rights that could adversely affect the voting power or other rights of our common stockholders. In January 2008 we created a series of 50,000 shares of Series A Preferred Stock which carries super voting rights of 400 votes per share which were issued to our CEO as additional compensation. Prior to the issuance of the shares of Series A Preferred Stock to Mr. Perle he controlled the vote of approximately 10% of our outstanding voting securities.

As a result of the issuance of these securities, Mr. Perle now controls the vote of approximately 22.5% of our outstanding voting securities. This action was approved by our Board of Directors of which Mr. Perle is a member in accordance with the provisions of our certificate of incorporation.

OUR COMMON STOCK IS CURRENTLY QUOTED ON THE OTCBB, BUT TRADING IN OUR STOCK IS LIMITED. BECAUSE OUR STOCK CURRENTLY TRADES BELOW $5.00 PER SHARE, AND IS QUOTED ON THE OTC BULLETIN BOARD, OUR STOCK IS CONSIDERED A "PENNY STOCK" WHICH CAN ADVERSELY EFFECT ITS LIQUIDITY.

The market for our common stock is extremely limited and there are no assurances an active market for our common stock will ever develop. Accordingly, purchasers of our common stock cannot be assured any liquidity in their investment. In addition, the trading price of our common stock is currently below $5.00 per share and we do not anticipate that it will be above $5.00 per share in the foreseeable future. Because the trading price of our common stock is less than $5.00 per share, our common stock is considered a "penny stock," and trading in our common stock is subject to the requirements of Rule 15g-9 under the Securities Exchange Act of 1934. Under this rule, broker/dealers who recommend low-priced securities to persons other than established customers and accredited investors must satisfy special sales practice requirements. SEC regulations also require additional disclosure in connection with any trades involving a "penny stock," including the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and its associated risks. These requirements severely limit the liquidity of our securities in the secondary market because few broker or dealers are likely to undertake these compliance activities.

Dependence on content providers and other service providers and effect of interruptions. Our operations also depend on receipt of timely feeds from our content providers, and any failure or delay in the transmission or receipt of such feeds could disrupt our operations. We also depend on Web browsers, ISPs and online service providers to provide access over the Internet to our product and service offerings. Many of these providers have experienced significant outages or interruptions in the past, and could experience outages, delays and other difficulties due to system failures unrelated to our systems. These types of interruptions could continue or increase in the future.

Our digital distribution activities are managed by sophisticated software and computer systems. We must continually develop and update these systems over time as our business and business needs grow and change, and these systems may not adequately reflect the current needs of our business. We may encounter delays in developing these systems, and the systems may contain undetected errors that could cause system failures. Any system error or failure that causes interruption in availability of products or content or an increase in response time could result in a loss of potential or existing business services customers, users, advertisers or content providers. If we suffer sustained or repeated interruptions, our products, services and Web sites could be less attractive to such entities or individuals and our business could be harmed.

Significant portions of our business are dependent on providing customers with efficient and reliable services to enable customers to broadcast content to large audiences on a live or on-demand basis. Our operations are dependent in part upon transmission capacity provided by third-party telecommunications network providers. Any failure of such network providers to provide the capacity we require may result in a reduction in, or interruption of, service to our customers. If we do not have access to third-party transmission capacity, we could lose customers and, if we are unable to obtain such capacity on terms commercially acceptable to us our business and operating results could suffer.

Our computer and communications infrastructure is located at a single leased facility in California. We do not have fully redundant systems, and we may not have adequate business interruption insurance to compensate us for losses that may occur from a system outage. Despite our efforts, our network infrastructure and systems could be subject to service interruptions or damage and any resulting interruption of services could harm our business, operating results and reputation.

Performance Dependent on Executive Officers.  Our performance is highly dependent on the continued services of our executive officers and other key personnel, the loss of any of whom could materially affect our business, results of operations and financial condition.

Absence of Public Market for Warrants. There is no public trading market for the Warrants. We do not intend to list the Warrants on any national securities exchange or to seek the admission thereof to trading in the National Association of Securities Dealers Automated Quotation System or any other quotation system. Investors have no right to cause us to redeem, repurchase or prepay their Warrants. Accordingly, Investors will not be able to liquidate their investment in the Warrants in the event of an emergency or for any other reason and the Warrants will not be readily accepted as collateral for loans. The Units should be purchased only by persons who have no need for liquidity in their investment.

Minimum Funding. We have an immediate need for the proceeds from this Offering to be utilized in financing operations. See “Use of Proceeds.” As a result of our need for immediate funding, we have established a Minimum Offering that will allow us to access the proceeds from this Offering even if we are only able to sell 50,000 Units for $75,000. Despite our ability to access such proceeds, if only the Minimum Offering is generated through the sale of the Units, we will not be able to meet our working capital needs for 2009. Accordingly, early Investors will be at much greater risk since we will have less working capital available to finance operations.

Discretion as to Use of Proceeds. We will have discretion with respect to the use of the proceeds of this Offering. The proceeds will be used primarily for funding working capital needs and the repayment of indebtedness. The Investors must depend upon our management and their judgment as to the use of proceeds. If we fail to apply these funds effectively, our business, results of operations and financial condition may be materially and adversely affected. Investors will not participate in these decisions and must evaluate this risk.

Speculative Investment. Our business must be considered speculative and there is no assurance that we will satisfy any of its business goals. Because an investment in the Units involves a high degree of risk, no assurance can be given that the Investors will realize any return on their investment, or that they will not lose their entire investment altogether.

Purchase Price of Units. The purchase price for the Units does not necessarily bear any relationship to our assets, book value, earnings or other established criteria of value. Among factors considered in determining the purchase price are the history of, and prospects for, our business, an assessment of our management, our past and present operations and development.

Immediate and Substantial Dilution. The Offering Price per Unit is substantially higher than the net tangible book value of each outstanding share of Common Stock. Purchasers of Units in this Offering will suffer immediate and substantial dilution.

No Dividends. We anticipate that we will retain all future earnings and other cash resources for the future operation and development of our business and we do not intend to declare or pay any cash dividends in the foreseeable future. Future payment of cash dividends will be at the discretion of our Board of Directors after taking into account many factors, including our operating results, financial condition and capital requirements. Corporations that pay dividends may be viewed as a better investment than corporations that do not.

Insider Control. Our principal shareholders, directors and executive officers and entities affiliated with them beneficially own approximately 23% of the outstanding shares of our Common Stock. As a result, these shareholders, if they act together, would be able to significantly influence or even control matters requiring approval by our shareholders, including the election of directors and the approval of mergers or other extraordinary transactions. They may also have interests that differ from our remaining shareholders and may vote in a way with which those shareholders disagree and which may be adverse to their interests. The concentration of ownership may have the effect of delaying, preventing or deterring a change in control of our Company, could deprive our shareholders of an opportunity to receive a premium for their Common Stock as part of a sale of our Company and might ultimately affect the market price of our Common Stock.

Securities sold in this Offering will be “restricted.”  The Securities sold in this Offering will be “restricted” securities, which have not been registered under federal or state securities laws and will not be freely transferable. While we will undertake to file a registration statement to register the shares of Common Stock underlying the Shares and the Warrants to be issued in the Offering, there can be no assurances that such registration statement will ever be filed, or if filed, will ever be declared effective by the Securities and Exchange Commission. As such, Investors must be prepared to bear the economic risks of investment for an indefinite period of time since the Securities cannot be sold unless they are subsequently registered or an exemption from registration is available.

ESTIMATED USE OF PROCEEDS

The maximum net proceeds the Company will realize from this Offering will be approximately $2,700,000, provided the Maximum Offering of 2,000,000 Units is achieved, after deducting the Managing Dealer or “Finder’s” commissions and fees. The minimum net proceeds the Company will realize from this Offering will be approximately $27,000, provided the Minimum Offering of 20,000 Units is achieved, after deducting the Managing Dealer or “Finder’s” commissions and fees. The net proceeds to the Company do not reflect the payment of printing and other miscellaneous expense fees in connection with this Offering estimated to be $25,000.

The Company’s management anticipates the proceeds will generally be used as detailed below based upon the total proceeds raised from this Offering. The estimated use of proceeds set forth below is not intended to represent the order of priority in which the proceeds may be applied.

Estimated Net Proceeds of $2,700,000 from a Maximum Offering

Use	Estimated Amount
Capital Equipment	$75,000
Pay down Taxes	$925,000
Additional Licensing	$ 10,000
Legal/Accounting	$25,000
Working Capital	$315,000
Total	$1,350,000

Estimated Net Proceeds of $27,000 from a Minimum Offering

Use	Estimated Amount
Taxes	$27,000
Total	$27,000

The foregoing represents our best estimate of the application of the net proceeds of the Offering based upon present plans and current business conditions. Unforeseen events, changed business conditions and a number of other factors that are beyond our control, could necessitate changes in the application of proceeds. We reserve the right to reallocate the net proceeds of the Offering among the various uses described above or for such other purposes, as we, at our sole discretion, deem necessary or desirable. In the event that we change the use of proceeds of the Offering, we may require debt or equity financing to meet our business plan. There can be no assurance that we will be able to obtain additional funding when it is needed, or that such funding, if available, will be obtainable on terms favorable to and affordable by us.

CAPITALIZATION

The following table sets forth our capitalization as of March 31, 2009, as adjusted to give effect to the issuance and sale of the Units offered hereby by this Memorandum and the application of the estimated net proceeds from this Offering.
		Proforma as of	Projected as of
		the closing of a	the closing of a
	As of	Min. Offering	Max. Offering
	March 31, 2009	($ 30,000)	($ 1,500,000)
Short-Term Debt	$ 3,291,000	$ 3,291,000	$ 3,291,000
Long-Term Debt	1,053,000	1,053,000	xx
Long-Term Debt	1,053,000	1,053,000	xx

Shareholders’ Equity (Deficit)
Common Stock, $.001 par value, 300,000,000 shares authorized, issued and outstanding: 108,033,262	108,033		108,533	111,408
Preferred Stock. $.0001 par value 5,000,000 shares authorized, Issued and outstanding: 50,000	50		50	50
Additional Paid in Capital	83,318,621		83,818,121	86,690,246
Retained Deficit	(90,144,524)		(90,144,524)	(90,144,524)
Income Total Shareholder’s Equity (Deficit)	(6,717,820)		(6,217,820)	(3,342,820)
Total Capitalization	$(2,373,820)	$	(xx)	(xx) Calculated by deducting shareholder deficit less the total short term and long-term debt above.

DETERMINATION OF OFFERING PRICE

The Offering Price of the Units in this Offering has been arbitrarily determined and bears no relationship to the Company’s assets, earnings, book value, net tangible value, or other generally accepted criteria of value for investment. The Offering Price does not reflect market forces and should not be regarded as an indicator of any future market price of the Company’s securities.

DESCRIPTION OF SECURITIES

The following is a brief summary of certain provisions of the Company’s securities and is qualified in its entirety by the terms in all respects by reference to the actual text of the documents establishing such rights.

We are authorized to issue 300,000,000 shares of Common Stock, par value $.001 per share, and 5,000,000 shares of preferred stock, par value $.001 per share. Prior to this Offering we have 108,433,262 shares of Common Stock and 50,000 shares of Series A Preferred stock issued as of March 24, 2009

Common Stock

The holders of Common Stock are entitled to one vote per share on all matters submitted to a vote Holders of the Common Stock do not have preemptive rights to purchase additional shares of Common Stock or other subscription rights. The Common Stock carries no conversion rights and is not subject to redemption or to any sinking fund provisions. All shares of Common Stock are entitled to share equally in dividends from sources legally available therefore when, as and if declared by the Board of Directors and, upon liquidation or dissolution, whether voluntary or involuntary, to share equally in the assets available for distribution to shareholders. All outstanding shares are validly authorized and issued, fully paid and nonassessable. The shares of Common Stock do not have cumulative voting rights with respect to the election of directors. The Board of Directors is authorized to issue additional shares of Common Stock, not to exceed the amount authorized by our Certificate of Incorporation, and to issue options and warrants for the purchase of such shares on such terms and conditions and for such consideration as the Board may deem appropriate without further shareholder action. The above description concerning the Common Stock does not purport to be complete. Reference is made to our Certificate of Incorporation and Bylaws, which are available for inspection at our principal executive offices, as well as to the applicable statutes of the State of Delaware for a more complete description concerning the rights and liabilities of shareholders.

Preferred Stock

Our certificate of incorporation authorizes the issuance of up to 5,000,000 shares of preferred stock with such rights and preferences as may be determined by our board of directors. Our board of directors may, without stockholder approval, issue preferred stock with dividends, liquidation, conversion or voting rights that could adversely affect the voting power or other rights of our common stockholders. In January 2008 we created a series of 50,000 shares of Series A Preferred Stock which carries super voting rights of 400 votes per share which were issued to our CEO as additional compensation. Prior to the issuance of the shares of Series A Preferred Stock to Mr. Perle he controlled the vote of approximately 10% of our outstanding voting securities.

As a result of the issuance of these securities, Mr. Perle now controls the vote of approximately 22.5% of our outstanding voting securities. This action was approved by our Board of Directors of which Mr. Perle is a member in accordance with the provisions of our certificate of incorporation.

UNREGISTERED SALES OF EQUITY SECURITIES AND USE OF PROCEEDS.

In November 2008 we issued 58,500 shares of our common stock valued at $7,605 to an accredited investor as compensation for public relations services to be rendered to us under the terms of a consulting agreement in a transaction exempt from registration under the Securities Act of 1933 in reliance on an exemption provided by Section 4(2) of that act.

Between November 2008 and December 2008, we issued in aggregate 2,700,000 shares of our common stock to four purchasers and issued those purchasers three year common stock purchase warrants to purchase 2,700,000 shares of our common stock exercisable at a price of $0.20 per share in a private placement exempt from registration under the Securities Act of 1933 in reliance on an exemption provided by Section 4(2) of that act. We received gross proceeds of approximately $432,000. We used the net proceeds for general working capital. The recipients were accredited investors who had such knowledge and experience in business matters that they were capable of evaluating the merits and risks of the prospective investment in our securities. The recipients had access to business and financial information concerning our company.

In December 2008, we issued in aggregate of 156,250 shares of our common stock to an accredited investor who was a holder of our 10% debenture in connection with the conversion of $25,000 principal amount of debentures. The issuances were exempt from registration under the Securities Act of 1933 in reliance on an exemption provided by Section 3(a)(9) of that act.

Between January 2009 and March 2009, we issued in aggregate 1,875,000 shares of our common stock to eight purchasers and issued those purchasers three year common stock purchase warrants to purchase 1,875,000 shares of our common stock exercisable at a price of $0.20 per share in a private placement exempt from registration under the Securities Act of 1933 in reliance on an exemption provided by Section 4(2) of that act. We received gross proceeds of approximately $75,000. We used the net proceeds for general working capital. The recipients were accredited investors who had such knowledge and experience in business matters that they were capable of evaluating the merits and risks of the prospective investment in our securities. The recipients had access to business and financial information concerning our company.

In January 2009, we issued 489,896 shares stock to 20 accredited investors in connection with the payment of interest on our 8% promissory notes and 10% convertible debentures. The fair value of such shares issued amounted to approximately $77,000. The issuances were exempt from registration under the Securities Act of 1933 in reliance on exemptions provided by Section 3(a)(9) of that act.

In March 2009 we issued 100,000 shares of our common stock valued at $24,000 to an accredited investor as compensation for public relations services rendered to us under the terms of a consulting agreement in a transaction exempt from registration under the Securities Act of 1933 in reliance on an exemption provided by Section 4(2) of that act.

Investor Warrants

The following is a brief summary of certain provisions of the Investor Warrants and is qualified by the terms in all respects by reference to the actual text of the Warrant Agreement between us and the warrant holder.

Exercise Price and Terms. Each Unit offered hereby entitles the holder thereof to purchase, at any time up and until two years from the issuance date, 9 (nine) share of Common Stock at a price of $.20 per share, subject to adjustment in accordance with the anti-dilution and other provisions referred to below.

The exercise price of the Investor Warrants bears no relation to any objective criteria of value and should in no event be regarded as an indication of any future market price of the securities offered hereby.

We have authorized and reserved for issuance a sufficient number of shares of Common Stock to accommodate the exercise of all Investor Warrants to be issued in this offering. All shares of Common Stock to be issued upon exercise of the Investor Warrants, if exercised in accordance with their terms, will be validly issued, fully paid and non-assessable.

Adjustments. The exercise price and the number of shares of Common Stock purchasable upon exercise of the Investor Warrants are subject to adjustment upon the occurrence of certain events, including stock dividends, stock splits, combinations or reclassification of the Common Stock.

Call by Company. The Investor Warrants are callable by the Company at any time beginning on the first day following the date that the 10 trading-day non volume-weighted average daily closing price of the Common Stock on the principal securities exchange or market on which the Common Stock is then traded equals or exceeds $.50 per share.

Warrant Holder Not a Shareholder. The Investor Warrants do not confer upon holders any voting or any other rights as shareholders of the Company.

Placement Agent Warrants

The Company has agreed to grant the Placement Agent Warrants to the Managing Dealer or “Finder” to purchase the number of shares of Common Stock equal to 10% of the number of Shares sold in this Offering. The Placement Agent Warrants shall have an exercise price of $0.20 and shall expire two years after the date of issuance. Unlike the Investor Warrants, the Placement Agent Warrants do not terminate upon the consummation of a merger, consolidation or sale of substantially all of the Company’s assets.

Exercise Warrants

The Company has agreed to grant Exercise Warrants to the Managing Dealer or “Finder” to purchase Common Stock in an amount equal to 5% of the total number of shares of Common Stock issued by the Company upon exercise of the Investor Warrants. The Exercise Warrants shall have an exercise price of $0.20 and shall expire 2 years after the date of issuance. The Exercise Warrants, like the Placement Agent Warrants, do not terminate upon the consummation of a merger, consolidation or sale of substantially all of the Company’s assets.

PLAN OF DISTRIBUTION

We are offering up to 1,000,000 Units at $1.50 per Unit, for a Maximum Offering amount of $1,500,000, subject to a 15% overallotment provision. The Units are being offered to “accredited investors” on a “best-efforts” basis on behalf of the Company by Subject to waiver by the Company, the minimum subscription amount shall be $30,000. Investors may purchase additional Units in increments of $15,000 (10,000 Units). No general solicitation will occur in connection with this Offering.

The Units offered in this Offering will be offered and distributed on a best-efforts basis by the Managing Dealer and or the Company. The Managing Dealer if used, will be a member of the FINR   The Managing Dealer or Company may form a selling group of registered dealers and brokers to assist it in sales of the Units, and selling group may be offered a portion of the compensation in the discretion of the Managing Dealer. We have agreed to indemnify the Managing Dealer or “Finder” against certain liabilities, including liabilities under the Act. For serving as Managing Dealer or “Finder” of the Offering, we will pay the Managing Dealer or “Finder” a selling commission of 8% of the sales price of all Units sold and a non-accountable expense allowance of 1% of the sales price of all Units sold and 1% Due Diligence fee. The Managing Dealer or “Finder” will also receive Placement Agent Warrants to purchase the number of shares of Common Stock equal to 10% of the Shares sold in the Offering, exercisable for a period of 2 years at $0.20 per share; (ii) a cash commission of 5% of the total funds received by the Company upon any exercise of the Investor Warrants; (iii) 5% warrant coverage consisting of Exercise Warrants exercisable for a period of 2 years at $.20 per share, based on the total number of shares issued by the Company upon exercise of the Investor Warrants; and (iv) reimbursement for out-of-pocket marketing and due diligence expenses.

The Units are being offered subject to prior sale, withdrawal, cancellation or modification of the offer, including its structure, terms and conditions, without notice. We reserve the right, in our sole discretion, to reject, in whole or in part, any offer to purchase the Units.

If we do not terminate the Offering earlier, which we may in our sole discretion, the Offering of Units will continue until we sell $1,000,000 in Units (unless increased by the Managing Dealer or “Finder” to $2,000,000), provided that the offering period for the Units will expire no later than 60 days from the date of this Memorandum, unless otherwise extended for up to an additional 60 days by the Company and the Managing Dealer or “Finder”.

INVESTOR SUITABILITY STANDARDS

General

Investment in the Units involves significant risks and is suitable only for persons of adequate financial means who have no need for liquidity with respect to this investment and who can bear the economic risk of a complete loss of their investment. This Offering is made in reliance on exemptions from the registration requirements of the Act, as amended, and applicable state securities laws or regulations.

The suitability standards discussed below represent minimum suitability standards for prospective investors. A prospective investor’s satisfaction of such standards does not necessarily mean that the Units are a suitable investment for such prospective investor. Prospective investors are encouraged to consult their personal financial advisors to determine whether an investment in the Units is appropriate. We may reject subscriptions, in whole or in part, in our absolute discretion.

We will require each prospective investor to represent in writing, among other things, that:

(i)      by reason of his business or financial experience, or that of his professional advisor, he is capable of evaluating the merits and risks of an investment in the Units and of protecting his own interest in connection with the transaction;

(ii)      he is acquiring the Units for his own account, for investment only and not with a view toward the resale or distribution of the Units;

(iii)     he is aware that the Units have not been registered under the Act or any state laws and that their transfer is restricted by the Act, applicable state securities laws, and the Subscription Agreement to be entered into in connection with the purchase of the Units, and he is aware of the absence of a market for the Units; and

(iv)     he meets the suitability requirements described below.

Suitability Requirements

Each prospective investor must represent in writing that he qualifies as an accredited investor, as such term is defined in Rule 501 (a) of Regulation D under the Act, and must demonstrate the basis for such qualification.

To be an accredited investor, a prospective investor must fall within any of the following categories at the time of the sale of Units to such investor:

(i)       A natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of such person’s purchase of the Units exceeds $1,000,000;

(ii)      A natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $75,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

(iii)     A bank as defined in Section 3(a)(2) of the Act, or a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Act, whether acting in its individual or fiduciary capacity, a broker or dealer registered pursuant to Section 15 of the Exchange Act, an insurance company as defined in Section 2(13) of the Act; an investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that act; a Small Business Investment Company dealer by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958;

(iv)     Any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 (“ERISA”), if the investment decision is made by a plan fiduciary, as defined in section 3(21) of ERISA, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

(v)      A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

(vi)     An organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, a corporation, a Massachusetts or similar business trust, or a partnership, not formed for the specific purpose of acquiring the Securities, with total assets in excess of $5,000,000;

(vii)    A trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of Regulation D; and

(viii)   An entity (excluding an irrevocable trust) in which all of the equity owners are accredited investors (as defined above).

Access to Material Information

Investors have the right, prior to the sale of the Securities offered herein, to be given reasonable access to the books and records of the Company, any material agreements and documents relating to the proposed transaction and an opportunity to question the appropriate executive officers of the Company. Requests for information may be directed to:

Cery B. Perle,

President Spare Backup Inc., Inc.,

72-757 Fred Waring Drive

Palm Desert, California 92260

 (760) 779-0251.

ADDITIONAL INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the “Commission”). Reports, proxy statements and other information filed with the Commission can be inspected and copied at the public reference facilities of the Commission at 450 Fifth Street, N.W., Washington D.C. 20549. Copies of this material can also be obtained at prescribed rates from the Public Reference Section of the Commission at its principal office at 450 Fifth Street, N.W., Washington D.C. 20549. Such material may also be accessed electronically by means of the Commission’s home page on the Internet at http://www.sec.gov.

You may request and obtain a copy of these filings, at no cost, by writing or telephoning us at the following address of phone number:

Spare Backup Inc., Inc.
Attention: Cery B. Perle, President
72-757 Fred Waring Drive
Palm Desert, CA 92260
(760) 779-0251

EXHIBIT A

Form of Common Stock Purchase Warrant

Series A Warrant to Purchase Common Stock

Date of Issuance: _______________ 2009	Warrant to Purchase An Aggregate of
_______________ shares of Common Stock

Warrant No. 2009-_________

FOR VALUE RECEIVED, Spare Backup, Inc., a Delaware corporation (the “Company”), promises to issue in the name of, and sell and deliver to ___________________ (the "Holder") a certificate or certificates for an aggregate of _____________________ (____________________) total shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), upon payment by the Holder of $0.20 per share of the total underlying shares (the “Exercise Price”), with the Exercise Price being subject to adjustment in the circumstances set forth below.

1.	Exercise of Warrant

(A)           Exercise Period.  The Holder may exercise this Warrant, in whole or in part (but not as to fractional shares), at any time and from time to time commencing on the date hereof and ending at 5:00 p.m., Eastern Time, on the third (3rd) anniversary of the date hereof (the “Exercise Period”).

(B)           Exercise Procedure.

(i)           This Warrant will be deemed to have been exercised at such time as the Company has received all of the following items (the “Exercise Date”):

(a)           a completed Exercise Agreement, in the form attached hereto as Exhibit C, executed by the Holder (the “Purchaser”); and

(b)           a certified check or other immediately available funds payable to the Company in an amount equal to the sum of the product of the Exercise Price multiplied by the number of shares of Common Stock being purchased upon such exercise.

(ii)           Certificates for the shares of Common Stock purchased upon exercise of this Warrant will be delivered by the Company to the Purchaser within ten (10) business days after the Exercise Date.  Unless this Warrant has expired or all of the purchase rights represented hereby have been exercised, the Company will prepare a new Warrant representing the rights formerly represented by this Warrant that have not expired or been exercised.  The Company will, within such ten (10) day period, deliver such new Warrant to the Holder at the address set forth in this Warrant.

(iii)           The shares of Common Stock issuable upon the exercise of this Warrant will be deemed to have been transferred to the Purchaser on the Exercise Date, and the Purchaser will be deemed for all purposes to have become the record holder of such Common Stock on the Exercise Date.

(iv)           The issuance of certificates for shares of Common Stock upon the exercise of this Warrant will be made without charge to the Purchaser for any issuance tax in respect thereof or any other cost incurred by the Company in connection with such exercise and related transfer of the shares; provided, however, that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any certificate or instrument in a name other than that of the Holder of this Warrant, and that the Company shall not be required to issue or deliver any such certificate or instrument unless and until the person or persons requiring the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

(v)           Unless the Company shall have registered the shares of Common Stock underlying this Warrant, the shares of Common Stock issuable upon the exercise of this Warrant will be “restricted securities” as that term is defined in the Securities Act of 1933. The Company may insert the following or similar legend on the face of the certificates evidencing shares of Common Stock if required in compliance with state securities laws:

"These securities have not been registered under any state securities laws and may not be sold or otherwise transferred or disposed of except pursuant to an effective registration statement under any applicable state securities laws, or an opinion of counsel satisfactory to counsel to the Company that an exemption from registration under any applicable state securities laws is available."

(C)           Fractional Shares.  The Company shall not be required to issue fractions of shares of Common Stock on the exercise of this Warrant.  The Company shall not be obligated to issue any fractional share interests or fractional warrant interests upon the exercise of this Warrant, nor shall it be obligated to issue scrip or pay cash in lieu of fractional interests, provided, however, that if a holder exercises all the Warrants held of record by such holder, the Company shall at its option (i) eliminate the fractional interests by rounding any fraction up to the nearest whole number of shares or (ii) within 30 days after the Exercise Date, deliver to the Purchaser a check payable to the Purchaser, in lieu of such fractional share, in an amount equal to the value of such fractional share as determined by the closing price of the Company’s Common Stock as reported on the principal exchange on which the Company’s Common Stock is then traded, as of the close of business on the Exercise Date.

2.             Effect of Reorganization, Reclassification, Consolidation, Merger or Sale

(A)           Recapitalization or Reclassification of Common Stock.  In case the Company shall at any time prior to the satisfaction of the note underlying this Warrant, or the Exercise of this Warrant, or the expiration of the Exercise Period, whichever first occurs, effect a recapitalization or reclassification of such character that its Common Stock shall be changed into or become exchangeable for a larger or smaller number of shares, then, upon the effective date thereof, the number of shares of Common Stock that the Holder of this Warrant shall be entitled to purchase upon exercise hereof shall be increased or decreased, as the case may be, in direct proportion to the increase or decrease in such number of shares of Common Stock by reason of such recapitalization or reclassification, and the Exercise Price of such recapitalized or reclassified Common Stock shall, in the case of an increase in the number of shares, be proportionately decreased and, in  the  case  of  a  decrease  in  the  number  of  shares,  be proportionately increased.

(B)           Consolidation, Merger or Sale.  In case the Company shall at any time prior to the satisfaction of the note underlying this Warrant, or the exercise of this Warrant, or the expiration of the Exercise Period, whichever first occurs, consolidate or merge with any other corporation (unless the Company shall be the surviving entity) or transfer all or substantially all of its assets to any other corporation preparatory to a dissolution, then the Company shall, as a condition precedent to such transaction, cause effective provision to be made so that the Holder of this Warrant, upon the exercise thereof after the effective date of such transaction, shall be entitled to receive the kind and amount of shares, evidences of indebtedness, and/or other property receivable on such transaction by a holder of the number of shares of Common Stock as to which the Warrant was exercisable immediately prior to such transaction (without giving effect to any restriction upon such exercise); and, in any such case, appropriate provision shall be made with respect to the rights and interests of the Holder hereof to the effect that the provisions of this Warrant shall thereafter be applicable (as nearly as may be practicable) with respect to any shares, evidences of indebtedness, or other securities or assets thereafter deliverable upon exercise of this Warrant.

(C)           Notice of Adjustment.  Whenever the number of shares of Common Stock purchasable upon exercise of this Warrant shall be adjusted as provided herein, the Company shall file with its corporate records a certificate of its Chief Financial Officer setting forth the computation and the adjusted number of shares of Common Stock purchasable hereunder resulting from such adjustments, and a copy of such certificate shall be mailed to the Holder.  Any such certificate or letter shall be conclusive evidence as to the correctness of the adjustment or adjustments referred to therein and shall be available for inspection by the holders of the Warrants on any day during normal business hours.

3.           Reservation of Common Stock.  The Company will at all time reserve and keep available such number of shares of Common Stock as will be sufficient to permit the exercise in full of this Warrant.  Upon exercise of this Warrant pursuant to its terms, the Holder will acquire fully paid and non-assessable ownership rights of the Common Stock, free and clear of any liens, claims or encumbrances except as otherwise provided herein.

4.           No Shareholder Rights or Obligations.  This Warrant will not entitle the Holder hereof to any voting rights or other rights as a shareholder of the Company.  Until the shares of Common Stock issuable upon the exercise of this Warrant are recorded as issued on the books and records of the Company’s transfer agent, the Holder shall not be entitled to any voting rights or other rights as a shareholder; provided, however, the Company uses its best efforts to ensure that, upon receipt of the Exercise Agreement and payment of the Exercise Price, the appropriate documentation necessary to effectuate the exercise of the Warrant and the issuance of the Common Stock is accomplished as expeditiously as possible.  No provision of this Warrant, in the absence of affirmative action by the Holder to purchase Common Stock, and no enumeration in this Warrant of the rights or privileges of the Holder, will give rise to any obligation of such Holder for the Exercise Price or as a stockholder of the Company.

5.   Trading Threshold for Call Feature.   For the 10 Trading Days immediately preceding the applicable Call Date, the average of the Per Share Market Value (as defined below) for such 10 Trading Days shall be at least $.50.

As used herein, “Per Share Market Value” means on any particular date (a) the closing bid price per share of Common Stock on such date on the NASDAQ or on such Subsequent Market on which the shares of Common Stock are then listed or quoted, or if there is no such price on such date, then the average of the closing bid and asked prices on the NASDAQ or on such Subsequent Market on the date nearest preceding such date, or (b) if the shares of Common Stock are not then listed or quoted on the NASDAQ or a Subsequent Market, the average of the closing bid and asked prices for a share of Common Stock in the over-the-counter market, as reported by the National Quotation Bureau Incorporated or similar organization or agency succeeding to its functions of reporting prices) at the close of business on such date, or (c) if the shares of Common Stock are not then reported by the National Quotation Bureau Incorporated (or similar organization or agency succeeding to its functions of reporting prices), then the average of the "Pink Sheet" quotes for the relevant conversion period, as determined in good faith by the Holder, or (d) if the shares of Common Stock are not then publicly traded, the fair market value of a share of Common Stock as determined by an appraiser selected in good faith by the Holders of a majority in interest of the Warrants then outstanding; and

6.           Transferability.  Subject to the terms hereof, this Warrant and all rights hereunder are transferable, in whole or in part, upon surrender of this Warrant with a properly executed Assignment in the form of Exhibit 2 hereto at the principal offices of the Company.  This Warrant and the underlying shares of Common Stock may not be offered, sold or transferred except in compliance with the Act, and any applicable state securities laws, and then only against receipt of an agreement of the person to whom such offer or sale or transfer is made to comply with the provisions of this Warrant with respect to any resale or other disposition of such securities; provided that no such agreement shall be required from any person purchasing this Warrant or the underlying shares of Common Stock pursuant to a registration statement effective under the Act.  The Holder of this Warrant agrees that, prior to the disposition of any security purchased on the exercise hereof other than pursuant to a registration statement then effective under the Act, or any similar statute then in effect, the Holder shall give written notice to the Company, expressing his intention as to such disposition.  Upon receiving such notice, the Company shall present a copy thereof to its securities counsel.  If, in the sole opinion of such counsel, which such opinion shall not be unreasonably withheld, the proposed disposition does not require registration of such security under the Act, or any similar statute then in effect, the Company shall, as promptly as practicable, notify the Holder of such opinion, whereupon the Holder shall be entitled to dispose of such security in accordance with the terms of the notice delivered by the Holder to the Company.

7.   Miscellaneous.

(A)           Notices.  Any notices, requests or consents hereunder shall be deemed given, and any instruments delivered, two days after they have been mailed by first class mail, postage prepaid, or upon receipt if delivered personally or by facsimile transmission, as follows:

If to the Company:                               Spare Backup, Inc.
72-757 Fred Waring Drive
Palm Desert, California 92260
Attn: Cery Perle, President/CEO

If to the Holder:                                    To the address and/or facsimile of
Holder as recorded in the records
of the Company.

except that any of the foregoing may from time to time by written notice to the other designate another address which shall thereupon become its effective address for the purposes of this paragraph.

(B)           Entire Agreement.  This Warrant, including the exhibits and documents referred to herein which are a part hereof, contain the entire understanding of the parties hereto with respect to the subject matter and may be amended only by a written instrument executed by the parties hereto or their successors or assigns.  Any paragraph headings contained in this Warrant are for reference purposes only and shall not affect in any way the meaning or interpretation of this Warrant.

(C)           Governing Law. This Warrant is governed by, interpreted under and construed in all respects in accordance with the substantive laws of the State of California, without regard to the conflicts of law provision thereof, and irrespective of the place of domicile or resident of the party.  In the event of a controversy arising out of the interpretation, construction, performance or breach of this Warrant, the parties hereby agree and consent to the jurisdiction and venue of the Courts of the State of California, or the United States District Court for the Southern District of California; and further agree and consent that personal service of process in any such action or preceding outside the State of California shall be tantamount to service in person in California.

IN WITNESS WHEREOF, this Warrant has been duly executed and the corporate seal affixed hereto, all as of the day and year first above written.

Spare Backup, Inc.

By:           ________________________________
         Cery Perle, CEO

Exercise Agreement

To:	____________________	Dated:	____________________

The undersigned record Holder, pursuant to the provisions set forth in the within Warrant, hereby subscribed for and purchases   shares of Common Stock covered by such Warrant and hereby makes full cash payment of $  for such shares at the Exercise Price provided by such Warrant.

________________________________
(Signature)

________________________________
(Print or type name)

________________________________
(Address)

NOTICE: The signature of this Exercise Agreement must correspond with the name as written upon the face of the within Warrant, or upon the Assignment thereof, if applicable, in every particular, without alteration, enlargement or any change whatsoever.

SPARE BACKUP INC., INC.

INSTRUCTIONS FOR COMPLETION OF INVESTOR RIGHTS AGREEMENT READ THE ENTIRE INVESTOR RIGHTS AGREEMENT BEFORE PROCEEDING

Page A-14:	Print the date you are signing the Agreement on the line that says “Date.” Print your address, telephone number, and fax number on the appropriate lines. Sign your name on the first line under “Individual Investors.” Print your name on the second line under “Individual Investors.” If two individuals are investing jointly, such as husband and wife, the joint investor signs their name on the third line and prints their name on the fourth line under “Individual Investors.” If you are signing on behalf of an entity, such as a corporation, partnership, limited liability company, or trust, print the name of the entity on the line that reads “Name of Entity” under “Entity Investors.” Then sign your personal name on the line after “By” and print your personal name on the line after “Name” and print your title with the entity on the line after “Title” (i.e., President, General Partner, Manager, Trustee, Custodian, etc.).

INSTRUCTIONS FOR COMPLETION OF SUBSCRIPTION AGREEMENT

Item I:	Name and address information must be provided. Securities will be issued in the name set forth in this Item and delivered to the address set forth in this Item. If two people are subscribing jointly, both people must provide their names and social security numbers. A telephone number must also be provided.

Item II:	If the Securities are to be held in a different name than the investor and sent to a different address (i.e., an IRA or other account held at a brokerage firm), this Item must be completed. If the Securities are to be issued and delivered directly to the entity listed in Item I, this section need not be filled in.

Item III:	This Item needs to be read by the investor, but nothing needs to be written here.

Item IV:	This Item must be completed by checking the appropriate line.

Item V:	This Item must be completed only if you check Item IV(A)(1).

Item VI:	This Item needs to be read by the investor, but nothing needs to be written here.

Item VII:	The Patriot Act requires us to collect information on the sources of funds. Please complete section 1, add the documents requested in section 2 only if funds did not come from an approved country (U.S. is approved), complete section 3, and add the documents requested in section 4 only if you are wiring funds.

Item VIII:	Add the documents requested in this section only if you are wiring funds.

Item IX:	The Subscription Agreement must be signed and dated here.

Item X:	Your investment advisor or broker must complete this item and sign to verify that this is a suitable investment, as well as for record keeping purposes.

IF YOU ARE A U.S. CITIZEN, RESIDENT ALIEN OR A U.S.-BASED ENTITY:

If you are a U.S. CITIZEN, RESIDENT ALIEN OR AN ENTITY ORGANIZED IN A STATE IN THE UNITED STATES. (i.e., Delaware-organized corporation), please complete the attached Form W-9 -“Request for Taxpayer Identification Number and Certification.”

IF YOU ARE A FOREIGN INVESTOR:

If you are a FOREIGN INVESTOR, please complete the attached Form W-8BEN “Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding.”

INSTRUCTIONS FOR PAYMENTS

Please deliver a check (bearing subscriber’s name) payable to City National Bank – Spare Backup Inc., Inc. in the amount of your total subscription to:

If you are unable to deliver a check, please wire funds to:

Canyon National Bank
74150 Country Club Drive
Palm Desert, CA  92255
(760) 776-1500

ABA Routing No. 122242788

For the account of:

Spare Backup Inc. “Capital Account”
Account #02100 36524

72757 Fred Waring Drive
Palm Desert, CA  92260
760-779-0251

Complete the Subscription Agreement and mail or deliver with your check or wire information to the address above.

Confidential Private Offering memorandum and Subscription Agreement
_____________

We are offering for sale a maximum of 1,000,000 units (the “Units”) for $1.50 per Unit, to accredited investors only.  Each Unit consists of 9 (nine) shares of Spare Backup, Inc. common stock, par value $0.001 per share (“Common Stock”), and a Common Stock Purchase Warrant (the “Warrants”) to purchase 9(nine) shares of Common Stock exercisable at $0.20 for a period of 2 years.

The minimum investment is one Unit.  Partial Units may be offered and sold at the discretion of the Company.

The Units are being offered by ________________. The purchase price is payable in cash upon subscription.  All proceeds received by us from subscribers for the Units offered hereby will be deposited directly into an account maintained by us, and shall be immediately available for our use.

This offering shall continue until June 4, 2009 (the “Termination Date”).  However the company has the right to extend it by 30 days at their own discretion.

We will update this Confidential Private Placement Memorandum (“Memorandum”) from time to time to disclose material events affecting us.

In order to subscribe for the Units, a prospective investor must deliver the following items to our Placement Agent: (i) A fully executed copy of this Subscription Agreement with all open lines completed, dated and signed; (ii) a fully executed copy of the Purchasers Questionnaire attached hereto, with all open lines completed, dated and signed; and (iii) the Purchase Price by cash, wire transfer, certified check or money order payable to the order of Spare Backup, Inc.

1.         Subscription.

Subject to the terms and conditions hereinafter set forth in this Subscription Agreement, the undersigned hereby offers to purchase ____ Units for a total purchase price of $______________ (# of Units multiplied by 1.50) (the “Purchase Price”).  The minimum subscription is 20,000 Units ($30,000).  In the sole discretion of the Company subscriptions for less than the minimum investment may be accepted.

2.         Conditions to Offer.

The offering is made subject to the following conditions:  (i) that the Company shall have the right to accept or reject this Offer, in whole or in part, for any reason whatsoever; and (ii) that the undersigned agrees to comply with the terms of this Subscription Agreement and to execute and deliver any and all further documents necessary to complete the transaction.

Acceptance of this Offer shall be deemed given by the countersigning of this Subscription Agreement on our behalf.

3.         Representations and Warranties of the Undersigned.

The undersigned, in order to induce us to accept this Offer, hereby warrants and represents as follows:

(A)           The undersigned has sufficient liquid assets to sustain a loss of the undersigned's entire investment.

(B)           The undersigned is either an Accredited Investor as that term is defined in Regulation D promulgated under the Securities Act, or a non-accredited investors who is a sophisticated investor and who either alone or with his/her purchaser representatives has such knowledge and experience in financial and business matters that he/she is capable of evaluating the merits and risks of the prospective investment.  In general, an "Accredited Investor" is deemed to be an institution with assets in excess of $5,000,000 or an individual with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with his/her spouse.

(C)           We have not made any other representations or warranties to the undersigned with respect to Spare Backup, Inc. or rendered any investment advice.

(D)           The undersigned has ___ or has not ___ (please check the appropriate box) authorized any person or institution to act as his Purchaser Representative (as that term is defined in Regulation D of the General Rules and Regulations under the Act) in connection with this transaction.  The undersigned has such knowledge and experience in financial, investment and business matters that the undersigned is capable of evaluating the merits and risks of the prospective investment in the Units.  The undersigned has consulted with such independent legal counsel or other advisers as the undersigned has deemed appropriate to assist the undersigned in evaluating the proposed investment in the Units.

(E)           The undersigned represents that the undersigned (i) has adequate means of providing for the undersigned's current financial needs and possible personal contingencies and has no need for liquidity of investment in the Company; (ii) can afford (a) to hold unregistered securities for an indefinite period of time as required; and (b) sustain a complete loss of the entire amount of the subscription; and (iii) has not made an overall commitment to investments which are not readily marketable which is disproportionate so as to cause such overall commitment to become excessive.

(F)           The undersigned has been afforded the opportunity to ask questions of, and receive answers from the officers and/or directors of the Company acting on its behalf concerning the terms and conditions of this transaction and to obtain any additional information, to the extent that the Company possesses such information or can acquire it without unreasonable effort or expense, necessary to verify the accuracy of the information furnished; and has availed himself of such opportunity to the extent the undersigned considers appropriate in order to permit the undersigned to evaluate the merits and risks of an investment in the Company.  It is understood that all documents, records and books pertaining to this investment have been made available for inspection, and that the books and records of the Company will be available upon reasonable notice for inspection by investors during reasonable business hours at its principal place of business.

(G)           The undersigned further acknowledges that this offering has not been passed upon or the merits thereof endorsed or approved by any state or federal authorities.

(H)           The Units being subscribed for are being acquired solely for the account of the undersigned for personal investment and not with a view to, or for resale in connection with, any distribution in any jurisdiction where such sale or distribution would be precluded.  By such representation, the undersigned means that no other person has a beneficial interest in the Units, and that no other person has furnished or will furnish directly or indirectly, any part of or guarantee the payment of any part of the consideration to be paid to the Company in connection therewith.  The undersigned does not intend to dispose of all or any part of the securities underlying the Units except in compliance with the provisions of the Act and applicable state securities laws, and understands that the securities underlying the Units are being offered pursuant to a specific exemption under the provisions of the Act, which exemption(s) depends, among other things, upon the compliance with the provisions of the Act.

(I)           The undersigned acknowledges that he has not been provided with any offering literature or other documentation on the Company other than this Memorandum and Subscription Agreement.

(J)           The undersigned hereby agrees that the Company may insert the following or similar legend on the face of the certificates evidencing the Common Stock issued as part of the Units and upon any certificates representing shares of Common Stock underlying the Common Stock Purchase Warrants, if required in compliance with the Securities Act or state securities laws:

"These securities have not been registered under the Securities Act of 1933, as amended ("Act"), or any state securities laws and may not be sold or otherwise transferred or disposed of except pursuant to an effective registration statement under the Act and any applicable state securities laws, or an opinion of counsel satisfactory to counsel to the issuer that an exemption from registration under the act and any applicable state securities laws is available."

The undersigned certifies that each of the foregoing representations and warranties set forth in subsections (A) through (J) inclusive of this Section 3 are true as of the date hereof and shall survive such date.

The undersigned certifies that each of the foregoing representations and warranties set forth in subsections (A) through (J) inclusive of this Section 3 are true as of the date hereof and shall survive such date.

4.         Indemnification.

The undersigned understands that the securities acquired as a result of the subscription right provided in Section 1 hereof are being offered without registration under the Act and applicable state securities laws and in reliance upon the exemption for transactions by the Company not involving any public offering; that the availability of such exemption is, in part, dependent upon the truthfulness and accuracy of the representations made by the undersigned herein; that the Company will rely on such representations in accepting any subscriptions for the Units and that the Company may take such steps as it considers reasonable to verify the accuracy and truthfulness of such representations in advance of accepting or rejecting the undersigned's subscription.  The undersigned agrees to indemnify and hold harmless the Company against any damage, loss, expense or cost, including reasonable attorneys' fees, sustained as a result of any misstatement or omission on the undersigned's part.

5.         FOR CALIFORNIA RESIDENTS ONLY:

EACH CALIFORNIA RESIDENT WHO SUBSCRIBES FOR THE PURCHASE OF SECURITIES HEREIN HAS THE RIGHT, PURSUANT TO SECTION 517.061(11) (A) (5) OF THE CALIFORNIA SECURITIES ACT, TO WITHDRAW HIS SUBSCRIPTION FOR THE PURCHASE AND RECEIVE A FULL REFUND OF ALL MONIES PAID WITHIN THREE BUSINESS DAYS AFTER THE EXECUTION OF THE SUBSCRIPTION AGREEMENT OR PAYMENT FOR THE PURCHASE HAS BEEN MADE, WHICHEVER IS LATER.  WITHDRAWAL WILL BE WITHOUT ANY FURTHER LIABILITY TO ANY PERSON.  TO ACCOMPLISH THIS WITHDRAWAL, A SUBSCRIBER NEED ONLY SEND A LETTER OR TELEGRAM TO THE COMPANY AT THE ADDRESS SET FORTH IN THIS MEMORANDUM INDICATING HIS INTENTION TO WITHDRAW.

SUCH LETTER OR TELEGRAM SHOULD BE SET AND POSTMARKED PRIOR TO THE END OF THE AFOREMENTIONED THIRD BUSINESS DAY.  IT IS ADVISABLE TO SEND SUCH LETTER BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO ENSURE THAT IT IS RECEIVED AND ALSO TO EVIDENCE THE TIME IT WAS MAILED.  IF THE REQUEST IS MADE ORALLY, IN PERSON OR BY TELEPHONE TO AN OFFICER OF THE COMPANY, A WRITTEN CONFIRMATION THAT THE REQUEST HAS BEEN RECEIVED SHOULD BE REQUESTED.

FOR RESIDENTS OF ALL STATES:

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SAID ACT AND SUCH LAWS.  THE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER SAID ACT AND SUCH LAWS PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.  INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

6.         No Waiver.

Notwithstanding any of the representations, warranties, acknowledgments or agreements made herein by the undersigned, the undersigned does not thereby or in any manner waive any rights granted to the undersigned under federal or state securities laws.

7.         Revocation.

The undersigned agrees that the undersigned shall not cancel, terminate or revoke this Subscription Agreement or any agreement of the undersigned made hereunder other than as set forth under Section 5 above, and that this Subscription Agreement shall survive the death or disability of the undersigned.

8.         Termination of Subscription Agreement.

If the Company elects to cancel this Subscription Agreement, provided that it returns to the undersigned, without interest and without deduction, all sums paid by the undersigned, this offer shall be null and void and of no further force and effect, and no party shall have any rights against any other party hereunder.

9.         Miscellaneous.

(A)           All notices or other communications given or made hereunder shall be in writing and shall be mailed by registered or certified mail, return receipt requested, postage prepaid, to the undersigned at the undersigned's address set forth below and to Spare Backup, Inc., 72757 Fred Waring Drive, Palm Desert, California 92260.

(B)           This Subscription Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by all parties.

(C)           The provisions of this Subscription Agreement shall survive the execution thereof.

(D)           This Subscription Agreement shall be governed by and construed in accordance with the domestic laws of the State of California without giving effect to any choice or conflict of law provision or rule (whether of the State of California or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of California.  The parties further: (i) agree that any legal suit, action or proceeding arising out of or relating to this Subscription Agreement shall be instituted exclusively in any Federal or State court of competent jurisdiction within the County of Broward, State of California, (ii) waive any objection that they may have now or hereafter to the venue of any such suit, action or proceeding, and (iii) irrevocably consent to the in personam jurisdiction of any Federal or State court of competent jurisdiction within the County of Broward, State of California in any such suit, action or proceeding.  The parties each further agree to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in a Federal or State court of competent jurisdiction within the County of Broward, State of California, and that service of process upon the parties mailed by certified mail to their respective addresses shall be deemed in every respect effective service of process upon the parties, in any action or proceeding.

10.        Certification.

The undersigned certifies that the undersigned has read this entire Subscription Agreement and that every statement on the undersigned's part made and set forth herein is true and complete.

IN WITNESS WHEREOF, the undersigned has executed this Subscription Agreement on the date his signature has been subscribed and sworn to below.

The Units are
to be issued in	Print Name of Investor
(check one box):

____ individual name	Print Name of Joint Investor
(if applicable)

____ joint tenants	Signature of Investor
with rights of
survivorship

____ tenants in the	Signature of Joint Investor
entirety

____ corporation	Address of Investor
(an officer
must sign)

____ partnership
(all general
partners must sign)

Accepted as of the ___ day of ___________________ , 2009

SPARE BACKUP, INC.

By:	______________________
Cery Perle, CEO

Purchaser Questionnaire

The information contained herein is being furnished to the Company in order that it may determine whether offers of subscriptions for the Units may be made to the undersigned.  I understand that (a) the Company will rely on the information contained herein for purposes of such determination, (b) the securities underlying the Units will not be registered under the Act in reliance upon the exemptions from registration afforded under the Act, (c) the securities underlying the Units will not be registered under the securities laws of any state in reliance upon similar exemptions, and (d) this questionnaire is not an offer to purchase the Units in any case where such offer would not be legally permitted.

Information contained in this questionnaire will be kept confidential by the Company and its agents, employees or representatives.  I understand, however, that the Company may have the need to present it to such parties as it deems advisable in order to establish the applicability under any federal or state securities laws of an exemption from registration.

In accordance with the foregoing, the following representations and information are hereby made and furnished:

Please answer all questions.  If the answer is "none" or "not applicable," please so state.

INFORMATION REQUIRED OF EACH PROSPECTIVE INVESTOR IF INDIVIDUAL (NOT A CORPORATION OR LEGAL ENTITY):

1.             Name: __________________________________________________  Age:  ________

Social Security Number: ______________________________ No. of Dependents:

Marital Status: __________________________  Citizenship:  ________________

2.             Residence Address and Telephone Number:
__________________________________________________________
__________________________________________________________
__________________________________________________________

3.             State in which you:

Are licensed to drive? ___________________________________

Are registered to vote?  __________________________________

File income tax returns? __________________________________

4.           Employer and Position: ____________________________________________
_____________________________________________________________
_____________________________________________________________

5.             Business Address and Telephone Number: ____________________________
_____________________________________________________________
_____________________________________________________________

6.	Business or professional education and the degrees received are as follows:

School                                            Degree                                   Year Received
_____________________________________________________________
_____________________________________________________________
_____________________________________________________________
_____________________________________________________________
_____________________________________________________________
_____________________________________________________________

7.	(a) Individual income during 2006: (exclusive of spouse's income)	____ $ 50,000 - $100,000 ____ $100,000 - $200,000 ____ over $200,000

(b) Individual income during 2007: (exclusive of spouse's income)	____ $ 50,000 - $100,000 ____ $100,000 - $200,000 ____ over $200,000

(c) Estimated income during 2008: (exclusive of spouse's income)	____ $50,000 - $100,000 ____ $100,000 - $200,000 ____ over $200,000

(d) Joint income, with spouse, during 2006:	____ $100,000 - $300,000 ____ over $300,000

(e) Joint income, with spouse, during 2007:	____ $100,000 - $300,000 ____ over $300,000

(f) Estimated joint income, with spouse, for 2008:	____ $100,000 - $300,000 ____ over $300,000

8.	Estimated net worth (may include joint net worth with spouse)	____ under $1,000,000 ____ over $1,000,000

9.	Are you involved in any litigation, which, if an adverse decision occurred, would materially affect your financial condition? Yes____ No____ If yes, please provide details:
________________________________________________________________
________________________________________________________________
________________________________________________________________

10.
Do you consider yourself to be an experienced and sophisticated investor or are you advised by a qualified investment advisor, all as required under the various securities laws and regulations:  Yes____   No____

11.	Do you understand the full nature and risk of an investment in the Units, and can you afford the complete loss of your entire investment. Yes____ No____

12.	Are you able to bear the economic risk of an investment in the Units for an indefinite period of time and do you understand that an investment in the Units is illiquid. Yes____ No____

13.
Do you further understand that you will be required to agree not to dispose of the securities underlying the Units except in compliance with Rule 144 under the Act or pursuant to the registration statement filed by the company any other conditions contained in the accompanying Subscription Agreement.  Yes____  No____

14.	Have you participated in other private placements of securities? Yes____ No____

15.	Have read the public releases of company and financial fillings? Yes____ No____

I understand that the Company will be relying on the accuracy and completeness of my responses to the foregoing questions and I represent and warrant to the Company as follows:

(i)
The answers to the above questions are complete and correct and may be relied upon by the Company whether the offering in which I propose to participate is exempt from registration under the Act and the securities laws of certain states;

(ii)	I will notify the Company immediately of any material change in any statement made herein occurring prior to the closing of any purchase by me of an interest in the Company; and

(iii)
I have sufficient knowledge and experience in financial and business matters to evaluate the merits and risks of the prospective investment; I am able to bear the economic risk of the investment and currently could afford a complete loss of such investment.

IN WITNESS WHEREOF, I have executed this Purchaser Questionnaire this _____ day of __________________, 2009, and declare that it is truthful and correct to the best of my knowledge.

___________________________________
Signature of Prospective Investor

___________________________________
Signature of Prospective Investor (Joint Investor)

INFORMATION REQUIRED OF EACH PROSPECTIVE INVESTOR IF CORPORATION OR
LEGAL ENTITY:

1.             Name : ____________________________________________________

Tax ID #: ___________________________________ :

2.             Corporation or Entity Address and Telephone Number:
__________________________________________________________
__________________________________________________________
__________________________________________________________

3.             State in which :

Is Incorporated or Registered?  __________________________________

File tax returns?  __________________________________

4.            Total Assets if a corporation or entity:

____  Under $5,000,000
____  Over $5,000,000

5.	Does the corporation/entity understand the full nature and risk of an investment in the Units, and can you afford the complete loss of your entire investment. Yes____ No____

6.
Is the corporation/entity able to bear the economic risk of an investment in the Units for an indefinite period of time and do you understand that an investment in the Units is illiquid.  Yes____   No____

7.
Do you further understand that the corporation/entity will be required to agree not to dispose of the securities underlying the Units except in compliance with Rule 144 under the Act or any other conditions contained in the accompanying Subscription Agreement.  Yes____   No____

8.	Has the corporation/entity participated in other private placements of securities. Yes____ No____

I understand that the Company will be relying on the accuracy and completeness of my responses to the foregoing questions and I represent and warrant to the Company as follows:

(i)
The answers to the above questions are complete and correct and may be relied upon by the Company whether the offering in which I propose to participate is exempt from registration under the Act and the securities laws of certain states;

(ii)	I will notify the Company immediately of any material change in any statement made herein occurring prior to the closing of any purchase by me of an interest in the Company; and

(iii)
The Corporation/Entity has sufficient knowledge and experience in financial and business matters to evaluate the merits and risks of the prospective investment; I am able to bear the economic risk of the investment and currently could afford a complete loss of such investment.

IN WITNESS WHEREOF, I have executed this Purchaser Questionnaire this ____ day of __________________, 2009, and declare that it is truthful and correct to the best of my knowledge.

________________________________________
Signature of Prospective Investor (Must be Officer)

________________________________________

EXHIBIT B

REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY

The Company represents and warrants to the Investor, as of the date hereof, the Initial Closing Date and each Subsequent Closing Date, that:

(a)           The Company has been validly formed and is legally existing as a corporation in good standing under the laws of the State of California, with full corporate power and authority to conduct its business as currently conducted, and is in good standing in each jurisdiction in which the conduct of its business or the nature of its properties requires such qualification or authorization, except where the failure to be so qualified or authorized and in good standing could not reasonably be expected to have a material adverse effect on the business and financial condition of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”).  As of the date hereof, the Company does not have, directly or indirectly, any subsidiaries other than as disclosed in the Company’s filings with the SEC (collectively, the “Subsidiaries”).  Each Subsidiary has been duly organized, is validly existing and in good standing under the laws of the jurisdiction of its organization, has the power and authority to own its properties and to conduct its business and is duly qualified and authorized to transact business and is in good standing in each jurisdiction in which the conduct of its business or the nature of its properties requires such qualification or authorization, except where the failure to be so qualified or authorized and in good standing could not reasonably be expected to have a Material Adverse Effect.

(b)           Except for the Subsidiaries and as otherwise disclosed in its public filings, the Company holds no ownership or other interest, nominal or beneficial, direct or indirect, in any corporation, partnership, joint venture or other business entity.  All of the issued and outstanding capital stock of each Subsidiary is owned by the Company, free and clear of any lien, charge, mortgage, pledge, security interest, claim, equity, trust or other encumbrance, preferential arrangement, defect or restriction of any kind whatsoever (each, a “Lien”), and has been duly authorized and validly issued, and is non-assessable.

(c)           The current authorized capital stock of the Company 300,000,000 shares of common stock, par value $0.001 per share, and 5,000,000 shares of blank check preferred stock, par value $0.001 per share, of which 50,000 shares have been designated as Series A Preferred Stock.  The Company has received the required stockholder votes by virtue of proxy approving the authorized capital to be increased to 300,000,000 shares of common stock.  As of the date hereof  not more than 175,000,000 shares of Common Stock are issued and outstanding or reserved for issuance for any derivative instruments outstanding, and all such shares of capital stock (including the Securities issued in the Placement) are, as the case may be, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights.  The Shares and the Warrant Shares have been duly reserved, and when issued in accordance with the terms of the Placement, will be validly issued, fully paid and nonassessable and not subject to preemptive or any other similar rights and no personal liability will attach to the ownership thereof.  The outstanding options, warrants and other convertible securities of the Company are as set forth in the Memorandum and the Company’s filings with the SEC (collectively, the “Company Documents”).  The issuance of the Securities or the consummation of the Placement will not trigger any resetting or re-pricing of any debt or equity security instrument of the Company or any Subsidiary.

(d)           Neither the Memorandum, the Subscription Documents nor any of Company Documents contain any untrue statement of a material fact, and the Company Documents will not omit to state any material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading, except that the Company shall have no liability for any information provided to the Company in writing by, and relating to, the Placement Agent, for use in and used in the Memorandum.  It is understood that any summary in the Memorandum of a document which appears therein in full (either as signed or substantially in the form to be signed) does not constitute an untrue or misleading statement merely because it is a summary; provided, however, that any such summary may not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading.  If, at any time before the Placement is completed or terminated or before all subscriptions are accepted by the Company, there should be any change which would cause the Company Documents not to comply with this Section 7(d), the Company will promptly advise the Investor thereof and make any necessary corrective filings with the SEC and prepare and furnish the Placement Agent with such copies of such supplements or amendments to the Memorandum and the Subscription Documents as will cause the Memorandum and the Subscription Documents, as so supplemented or amended, to comply with this Section 7(d), and will make to Investors, if deemed necessary by counsel to the Company, an offer of rescission.

(e)           Neither the Company nor any Subsidiary is in: (i) violation of its certificate or articles of incorporation, by-laws or other organizational documents, (ii) default under, and no event has occurred which, with notice or lapse of time or both, would constitute a default under or result in the creation or imposition of any Lien upon any of its property or assets pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject or (iii) violation in any respect of any law, rule, regulation, ordinance, directive, judgment, decree or order of any judicial, regulatory or other legal or governmental agency or body, foreign or domestic, except (in the case of clause (ii) above) for any Lien disclosed in the Memorandum and the exhibits thereto and except, in the cases of (ii) and (iii), where such defaults or violations do not, individually or in the aggregate, have a Material Adverse Effect.

(f)           The execution, delivery and performance of this Agreement, all Company Documents, the Subscription Documents, the Warrants and all other documents to be entered into by the Company in connection with any transaction described in the Memorandum or in connection with the Placement, and the consummation of the transactions contemplated hereby and thereby, have been or will be prior to such execution, delivery, performance or consummation, as the case may be, duly and validly authorized by the Company and do not and will not: (i) constitute, or result in, a breach or violation of any of the terms, provisions or conditions of the Articles of Incorporation or Bylaws of the Company or any of its Subsidiaries, (ii) constitute, or result in, a material violation of any applicable statute, law, ordinance or regulation of any state, territory or other jurisdiction, or (iii) violate, constitute, or result in, a default under (or an event which with the passing of time or the giving of notice or both would constitute a default under) or breach of the terms, provisions or conditions of any material indenture, note, contract, commitment, instrument or document to which the Company or any of its Subsidiaries is or will be a party or by which the Company, any of its Subsidiaries or any of their respective properties are bound, or any award, judgment, decree, rule or regulation of any court or governmental or regulatory agency or body having jurisdiction over the Company or any of its Subsidiaries or their respective activities or properties except, in the cases of (ii) and (iii), where such defaults or violations do not, individually or in the aggregate, have a Material Adverse Effect.

(g)           This Agreement, the Subscription Documents, the Warrants and all other documents to be entered into by the Company in connection with any transaction described in the Memorandum or in connection with the Placement have been duly authorized, executed and delivered by the Company and constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with their terms, except insofar as enforcement of the indemnification or contribution provisions hereof may be limited by applicable laws or principles of public policy and except further as to enforcement, to the availability of equitable remedies and limitations imposed by bankruptcy, insolvency, reorganization and other similar laws and related court decisions relating to or affecting creditors’ rights generally.

(h)           The Company has never declared, paid or made any dividends or other distributions of any kind on or in respect of its capital stock.

(i)           Except as disclosed in the Company Documents, since December 31, 2007, there has been no material adverse change (or any development involving a prospective material adverse change), whether or not arising from transactions in the ordinary course of business, in or affecting: (i) the business, condition (financial or otherwise), results of operations, shareholders’ equity, properties or prospects of the Company and each Subsidiary, taken as a whole; (ii) the long-term debt or capital stock of the Company or any of its Subsidiaries; or (iii) the Placement or consummation of any of the other transactions contemplated by this Agreement.  Since the date of the latest balance sheet presented in or attached to the Memorandum, neither the Company nor any Subsidiary has incurred or undertaken any liabilities or obligations, whether direct or indirect, liquidated or contingent, matured or un-matured, or entered into any transactions, including any acquisition or disposition of any business or asset, which are material to the Company and the Subsidiaries taken as a whole, except for liabilities, obligations and transactions which are disclosed in the Memorandum and the exhibits thereto.

(j)           The financial statements, including the notes thereto, and the supporting schedules included in the Memorandum and in the Company Documents present fairly, in all material respects and as of the dates indicated and for the periods specified the financial position and the cash flows and results of operations of the Company and the Subsidiaries.  Except as otherwise stated in the Memorandum and in the Company Documents, such financial statements have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis throughout the periods involved.  The supporting schedules, if any, included in the Memorandum and the Company Documents present fairly the information required to be stated therein.  The other financial and statistical information included in the Memorandum and the Company Documents present fairly the information included therein in all material respects.

(k)           Sherb & Co., LLP, whose report is included or attached to the Memorandum, are independent public accountants as required by the Securities Act, the Exchange Act and the Rules and Regulations.

(l)           The statistical, industry-related and market-related data included in the Memorandum are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate, and such data agree with the sources from which they are derived.

(m)           It is advised and accepted that all public fillings have been read and party has no questions with regards to them.

(n)           No consent, approval, authorization or order of any court or governmental or regulatory agency or body or any individual or entity is required on the part of the Company or any Subsidiary for the lawful consummation of the transactions contemplated hereby and thereby.

(o)           Each of the Company and the Subsidiaries has all necessary consents, approvals, authorizations, orders, registrations, qualifications, licenses, filings and permits of, with and from all applicable judicial, regulatory and other legal or governmental agencies and bodies and all third parties, foreign and domestic (collectively, the “Consents”), to own, lease and operate their respective properties and conduct their respective businesses as are now being conducted and as disclosed in the Memorandum, except where the failure to have any such Consent would not have a Material Adverse Effect.  Each such Consent is valid and in full force and effect, and neither the Company nor any Subsidiary has received written notice of any investigation or proceedings which results in or, if decided adversely to the Company or any Subsidiary, could reasonably be expected to result in, the revocation of, or imposition of a materially burdensome restriction on, any Consent.

(p)           Each of the Company and the Subsidiaries is in compliance with all applicable laws, rules, regulations, ordinances, directives, judgments, decrees and orders, foreign and domestic, except where the failure to so comply does or would not have a Material Adverse Effect.

(q)           Neither the Company nor any of its directors, officers, employees, agents or representatives (“Company Representatives”) has taken or will take any action which has caused or may cause the Placement not to qualify for exemption from the registration requirements of the Securities Act or of United States federal, state or other securities or other laws.  In connection with the Placement, neither the Company nor the Company Representatives shall offer or cause to be offered the Units by any form of general solicitation or general advertising as defined in Rule 502(c) of Regulation D.  The Company and the Company Representatives have not taken and shall not take any action (except for actions contemplated by the Memorandum) that would cause the Placement to be integrated with other transactions under Rule 502(a) of Regulation D.  Neither the Company nor, to the Company’s knowledge, any of its Affiliates or Company Representatives has, prior to the date hereof, made any offer or sale of any securities which could be “integrated” for purposes of the Securities Act or the Rules and Regulations with the offer and sale of the Securities pursuant to the Memorandum.

(r)           Except as disclosed in the Company Documents, and except for such matters that, individually or in the aggregate, would not have a Material Adverse Effect on the business, operations or financial results of the Company and its subsidiaries (either individually or in the aggregate) there are no claims, actions, suits, investigations or proceedings before or by any arbitrator, court, governmental authority or instrumentality pending or threatened against or affecting the Company or any of its subsidiaries or involving the properties of the Company which might affect the business, properties or financial condition of the Company or any of its subsidiaries or which might affect the transactions or other acts contemplated by this Agreement or the validity or enforceability of this Agreement;

(s)           The Company will not offer the Units for sale hereunder on the basis of any communications or documents relating to the Units except the Memorandum and the exhibits thereto and documents described or referred to therein, including the Subscription Documents.

(t)           The Company and the Subsidiaries maintain a system of internal accounting and other controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of reliable financial statements in conformity with United States generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accounting for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any material differences.

(u)           Neither the Company nor any of its Subsidiaries has violated or is currently in violation of any provisions of: (a) any federal or state environmental law, (b) Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”), (c) the Bank Secrecy Act, as amended, (d) the Money Laundering Control Act of 1986, as amended, (e) the Foreign Corrupt Practices Act, or (f) the Uniting and Strengthening of America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, and the rules and regulations promulgated under any such law, or any successor law, except for such violations which, singly or in the aggregate, would not have a Material Adverse Effect.

(v)           So long as the Common Stock and the Warrants (including the Common Stock receivable upon the exercise thereof) are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, the Company, during any period in which it is not subject to and in compliance with Section 13 or 15(d) of the Exchange Act, or is not exempt from such reporting requirements pursuant to and in compliance with Rule 12g3-2b under the Exchange Act, provide to each holder of Common Stock and to each prospective purchaser (as designated by such holder) of Common Stock upon the request of such holder or prospective holder, any information required to be provided by Rule 144A(d)(4) under the Securities Act.

(w)           The Company is not and, at all times up to and including consummation of the transactions contemplated by this Agreement, and after giving effect to application of the net proceeds of the Placement, will not be, subject to registration as an “investment company” under the Investment Company Act of 1940, as amended (the “1940 Act”), and is not and will not be an entity “controlled” by an “investment company” within the meaning of the 1940 Act.   The Company will: (i) utilize the proceeds of the Placement in accordance with the “Use of Proceeds” section of the Memorandum and (ii) initially utilize the proceeds of the Placement and all other funds of the Company in such a manner so as to cause the Company not to be subject to the 1940 Act, and will thereafter use its best efforts to avoid the Company’s becoming subject to the 1940 Act.

(x)           No relationship, direct or indirect, exists between or among any of the Company or any Affiliate of the Company, on the one hand, and any director, officer, stockholder, customer or supplier of the Company or any Affiliate of the Company, on the other hand, which is required by the Securities Act, the Exchange Act or the Rules and Regulations to be described in the Memorandum or the Company’s filings with the SEC which is not so described.  There are no outstanding loans (except for mortgage loans made in the ordinary course of business), advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of their respective family members, except as disclosed in the Memorandum.

(y)           The Company and each Subsidiary owns or leases all such properties as are necessary to the conduct of its business as presently operated.  The Company and the Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all Liens except such as are described in the Memorandum or such as do not (individually or in the aggregate) materially interfere with the use made or proposed to be made of such property by the Company and the Subsidiaries.  Any real property and buildings held under lease or sublease by the Company and the Subsidiaries are held by them under valid and enforceable leases with such exceptions as are not material to, and do not interfere with, the use made and proposed to be made of such property and buildings by the Company and the Subsidiaries.  Neither the Company nor any Subsidiary has received any written notice (or, to the Company’s knowledge, any other notice) of any claim adverse to its ownership of any real or personal property or of any claim against the continued possession of any real property, whether owned or held under lease or sublease by the Company or any Subsidiary.

(z)           The Company and each Subsidiary: (i) owns or possesses all rights to use, option and/or license, as the case may be, all patents, patent applications, provisional patents, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, formulae, mask works, customer lists, internet domain names, know-how and other intellectual property (including trade secrets and other unpatented and/or un-patentable proprietary or confidential information, systems or procedures, “Intellectual Property”) necessary for the conduct of their respective businesses as being conducted and as described in the Memorandum and (ii) does not believe that the conduct of their respective businesses does or will conflict with, and have not received any notice of any claim of conflict with, any such right of others, which conflict would have a Material Adverse Effect.  To the best of the Company’s knowledge, all Intellectual Property developed by and belonging to the Company or any Subsidiary (including, without limitation, that which is developed by consultants to the Company or any Subsidiary) which has not been patented has been kept confidential so as, among other things, all such information may be deemed proprietary to the Company.  To the Company’s knowledge, there is no infringement by third parties of any Intellectual Property.  There are no pending or, to the Company’s knowledge, threatened actions, suits, proceedings or claims by others challenging the Company’s or any Subsidiary’s rights in or to any Intellectual Property, and there are no facts which would form a reasonable basis for any such claim.  There is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company or any Subsidiary infringes or otherwise violates any Intellectual Property rights of others, in each case which would be reasonably likely to have a Material Adverse Effect, and the Company is unaware of any other fact which would form a reasonable basis for any such claim.

(aa)           The Company and the Subsidiaries maintain insurance in such amounts and covering such risks as are customary for similarly-sized public companies engaged in similar businesses in similar industries, all of which insurance is in full force and effect.  There are no material claims by the Company or any Subsidiary under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause.  The Company reasonably believes that it will be able to renew its existing insurance as and when such coverage expires or will be able to obtain replacement insurance adequate for the conduct of its business.

(bb)           Each of the Company and the Subsidiaries has properly prepared and timely filed all federal, state, foreign and other tax returns that are required to be filed by it and has paid or made provision for the payment of, except such as may be contested in good faith, all taxes, assessments, governmental or other similar charges, including without limitation, all sales and use taxes and all taxes which the Company or any Subsidiary is obligated to withhold from amounts owing to employees, creditors and third parties, with respect to the periods covered by such tax returns (whether or not such amounts are shown as due on any tax return).  No deficiency assessment with respect to a proposed adjustment of the Company’s or any Subsidiary’ federal, state, local or foreign taxes is pending or, to the Company’s knowledge, threatened which, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.  The accruals and reserves on the books and records of the Company and the Subsidiaries in respect of tax liabilities for any taxable period not finally determined are adequate in all material respects to meet any assessments and related liabilities for any such period and, since the date of the Company’s most recent audited financial statements, the Company and the Subsidiaries have not incurred any liability for taxes other than in the ordinary course of its business.  There is no tax Lien, whether imposed by any federal, state, foreign or other taxing authority, outstanding against the assets, properties or business of the Company or any Subsidiary.

(cc)           No labor disturbance by the employees of the Company or any Subsidiary currently exists or, to the Company’s knowledge, is likely to occur.

(dd)           No “prohibited transaction” (as defined in either Section 406 of the ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time (the “Code”)), “accumulated funding deficiency” (as defined in Section 302 of ERISA) or other event of the kind described in Section 4043(b) of ERISA (other than events with respect to which the 30-day notice requirement under Section 4043 of ERISA has been waived) has occurred with respect to any employee benefit plan for which the Company or any Subsidiary would have any liability; each employee benefit plan of the Company or any Subsidiary is in compliance in all material respects with applicable law, including (without limitation) ERISA and the Code; the Company has not incurred and does not expect to incur liability under Title IV of ERISA with respect to the termination of, or withdrawal from any “pension plan”; and each employee benefit plan of the Company or any Subsidiary that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which could cause the loss of such qualification.

(ee)           Neither the Company, any Subsidiary nor, to the Company’s knowledge, any of their respective employees or agents has at any time during the last five (5) years: (i) made any unlawful contribution to any candidate for foreign office, or failed to disclose fully any contribution in violation of law, or (ii) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments that are not prohibited by the laws of the United States or any jurisdiction thereof or any foreign jurisdiction.

(ff)           The Company has not offered the Units to any person or entity with the intention of unlawfully influencing: (i) a customer or supplier of the Company or any Subsidiary to alter the customer’s or supplier’s level or type of business with the Company or any Subsidiary or (ii) a journalist or publication to write or publish favorable information about the Company, any Subsidiary or its products or services

(gg)           In addition to the foregoing, to the extent not set forth herein, the Investor may rely on the representations and warranties made by the Company in the Subscription Agreement provided by the Company and used in connection with the Placement.